                                                                    EXHIBIT 10.4

                                BY AND BETWEEN

                        BONNEVILLE PACIFIC CORPORATION,

                                  AS SELLER,

                                      AND

                              CEC RESOURCES LTD.

                                   AS BUYER

                           STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of August 11, 1999, is by and between Bonneville Pacific Corporation, a Delaware corporation ("Seller"), and CEC Resources Ltd., a company organized under the laws of the Province of Alberta, Canada ("Buyer").

     WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all of the issued and outstanding capital stock of Bonneville Fuels Corporation, a Colorado corporation (the "Company"), a wholly owned subsidiary of Seller, upon the terms and subject to the conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the parties hereto agree as follows:


                                   ARTICLE 1
                              CERTAIN DEFINITIONS
                              -------------------

     Section 1.1  Certain Defined Terms.  Unless the context otherwise requires,
                  ---------------------
the respective terms defined in Appendix A attached hereto and incorporated herein shall, when used herein, have the respective meanings therein specified, with each such definition to be equally applicable both to the singular and the plural forms of the term so defined.

     Section 1.2  References, Gender, Number.  All references in this Agreement
                  --------------------------
to an "Article," "Section," or "subsection' shall be to an Article, Section, or subsection of this Agreement, unless the context requires otherwise. Unless the context otherwise requires, the words "this Agreement," "hereof," "hereunder," "herein," "hereby," or words of similar import shall refer to this Agreement as a whole and not to a particular Article, Section, subsection, clause or other subdivision hereof. Whenever the context requires, the words used herein shall include the masculine, feminine and neuter gender, and the singular and the plural.


                                   ARTICLE 2
                          SALE AND PURCHASE OF STOCK
                          --------------------------

     Section 2.1  Sale and Purchase.  On and subject to the terms and conditions
                  -----------------
of this Agreement, Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller, all of the issued and outstanding Company Shares.

                                   ARTICLE 3
                          PURCHASE PRICE AND PAYMENT
                          --------------------------

     Section 3.1  Purchase Price.  The purchase price for the sale and
                  --------------
conveyance of the Company Shares to Buyer is Twenty-Three Million Eight Hundred Fifty-Seven Thousand Nine Hundred Fifty-One Dollars and no/100 ($23,857,951.00) (the "Purchase Price"), subject to adjustment in accordance with the terms of this Agreement. The "Adjusted Purchase Price" shall be the Purchase Price (i) as adjusted downward for any Environmental Defect pursuant to Section 5.5, (ii) as adjusted downward for Title Defects, if any, in accordance with Section 6.2,
(iii) as adjusted for undisclosed gas imbalances, if any, pursuant to Section 3.3, (iv) as adjusted downward by the amount of the Deposit, and (v) as adjusted downward for the amount of any loss of deduction pursuant to Section 8.15.

     Section 3.2   Payment.  Contemporaneously with the execution of this
                   -------
Agreement, Buyer shall deposit with Seller an amount equal to five percent (5%) of the Purchase Price ($1,200,000) as a deposit hereunder (the "Deposit"). The "Closing Payment" shall be an amount equal to the Adjusted Purchase Price. At the Closing, Buyer shall wire transfer the Closing Payment in immediately available funds to the account specified by Seller to Buyer. Seller shall be entitled to all interest and other amounts earned on the Deposit and such amounts shall not be applied to the Adjusted Purchase Price.

     Section 3.3  Gas Imbalance Adjustments.  The Purchase Price shall be:
                  -------------------------

     (a) reduced by the product obtained by multiplying the aggregate amount of Unscheduled (Negative) Imbalances by $2.00 per MMBtu; and

     (b) increased by the product obtained by multiplying the aggregate amount of Unscheduled (Positive) Imbalances by $2.00 per MMBtu;

provided, however, that there shall be no adjustment for Unscheduled (Negative) Imbalances or for Unscheduled (Positive) Balances if the aggregate amount of net adjustments under clauses (a) and (b) above is less than $50,000.


                                   ARTICLE 4
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     Section 4.1  Representations and Warranties of Seller.  As of the date of
                  ----------------------------------------
this Agreement, Seller represents and warrants to Buyer as follows:

     (a)  Organization and Qualification of Seller.  Seller is a corporation
          ----------------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware.

     (b)  Organization and Qualification of the Company.  The Company is a
          ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has the requisite corporate power to carry on its business as it is now being conducted. The Company is duly qualified to do business, and is in good standing, in each jurisdiction in which the Assets owned or leased by it makes such qualification necessary, except where the failure to so qualify and be in good standing will not have a Material Adverse Effect.

     (c)  Authority.  Seller has all requisite corporate power and authority to
          ---------
execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Seller, except as provided in Section 9.1(g).

     (d)  Enforceability.  This Agreement constitutes a valid and binding
          --------------
agreement of Seller enforceable against Seller in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application with respect to creditors, (ii) general principles of equity and (iii) the power of a court to deny enforcement of remedies generally based upon public policy.

     (e)  Company Shares.  The Seller holds of record and owns beneficially all
          --------------
outstanding Company Shares free and clear of any security interests, liens, options, warrants, purchase rights, or other encumbrances (except as created by this Agreement and restrictions on sales of stock under applicable securities laws). Upon the purchase of the Company Shares as contemplated by this Agreement, the Buyer will obtain good and valid title to the Company Shares free and clear of all security interests, liens, options, warrants, purchase rights, or other encumbrances (other than those created by, through or under Buyer and restrictions on sales of stock under applicable securities laws). The Seller is not a party to any option, warrant, purchase right, or other contract or commitment (other than this Agreement) that could require the Seller to sell, transfer, or otherwise dispose of any Company Shares. Except as created by this Agreement, the Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting, holding or disposition of any Company Shares.

     (f)  Company Capitalization.  The entire authorized capital stock of the
          ----------------------
Company consists of 1,000 shares of common stock, of which only the 1,000 Company Shares held beneficially and of record by the Seller are issued and outstanding. All of the issued and outstanding Company Shares have been duly authorized and are validly issued, fully paid and nonassessable and were not issued in violation of the preemptive rights of any person. Except for the Company Shares, there are outstanding (i) no shares of capital stock or other voting securities of the Company; (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of the Company; and (iii) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which the Company or Seller or any Affiliate of Seller is a party or by which any of them is bound in any case obligating the Company or Seller or any Affiliate of Seller to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or other voting securities of the Company, or obligating the Company, the Seller or any Affiliate of Seller to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

     (g)  Company Financial Statements.  Attached hereto as Schedule 4.1(g) are
          ----------------------------
the following financial statements (collectively the "Financial Statements"):
(i) audited Consolidated Financial Statements for the Company and Subsidiaries, including Consolidated Balance Sheets - December 31, 1998 and 1997; Consolidated Statements of Operations - For the Years Ended December 31, 1998, 1997 and 1996; Consolidated Statement of Stockholders Equity - For the Period From January 1, 1996 Through December 31, 1998; and Consolidated Statements of Cash Flows - For the Years Ended December 31, 1998, 1997 and 1996; and (ii) unaudited Consolidated Financial Statements for the Company and Subsidiaries, including Consolidated Balance Sheet as of March 31, 1999 and 1998; Consolidated Statement of Operations For the three months ended March 31, 1999; Consolidated Statement of Stockholders Equity For the three months ended March 31, 1999, and the year ended December 31, 1998; and Consolidated Statements of Cash Flows For the three months ended March 31, 1999 and 1998 (the "Most Recent Financial Statements"). The Financial Statements present fairly, in all material respects and in accordance with GAAP applied on a consistent basis throughout the periods covered, the financial condition of the Company as of such dates and the results of operations and cash flows of the Company for such periods; provided, however, that (1) the Most Recent Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items and (2) no representation or warranty is made under this subsection with respect to the title of the Company to any Subject Interests, any matters addressed in any Reserve Report or in Section 3.3, any pending or threatened Actions, any Plugging and Abandonment Obligations, or the existence, non-existence or effect of any Environmental Condition, Environmental Claims, Offsite Environmental Matters, Environmental Liabilities, Environmental Defects or Environmental Matters. With respect to Plugging and Abandonment Obligations, Seller does represent and warrant that its estimates of the Company's share of the costs to plug and abandon existing wells included in the Wells or Units are in accordance with GAAP and reflect all notices received from any Governmental Authority or any operator with respect to the plugging and abandonment of any such wells.

     (h)  No Conflict or Violation.  Except for any exceptions set forth in
          ------------------------
Section 4.1(i) (or Schedule 4.l(i)) , neither the execution and delivery of this Agreement nor the consummation of the transactions and performance of the terms and conditions contemplated hereby by Seller will (i) conflict with or result in a violation or breach of or default under any provision of the certificate of incorporation, by-laws or other similar governing documents of Seller or the Company, (ii) conflict with or result in a violation or breach of or default under any agreement, indenture or other instrument under which Seller or the Company is bound, other than such conflicts, breaches, violations or defaults as will not have a Material Adverse Effect, or (iii) violate or conflict with any Law applicable to Seller or the Company or the properties or assets of Seller or the Company.

     (i)  Consents.  Except for the consents, filings, notices or preferential
          --------
or preemptive rights expressly described and set forth in Schedule 4.1(i) (the "Unobtained Consents") or the failure of which to obtain or with which to comply will not have a Material Adverse Effect, no consent, approval, authorization or permit of, or filing with or notification to, or waiver or non-exercise of any preferential or preemptive rights by any Person (including, without limitation, any consent under the Public Utility Holding Company Act of 1935, as amended) is required for or in connection with the execution and delivery of this Agreement by Seller or for or in connection with the consummation of the transactions and performance of the terms and conditions contemplated hereby by Seller or the Company.

     (j)  Actions.  Except as set forth on Schedule 4.1(j), there is no Action
          -------
pending against the Company or, to the knowledge of Seller, pending against the Assets or threatened against the Company or the Assets, other than Actions which are not reasonably likely to have a Material Adverse Effect.

     (k)  Compliance With Laws.  To the knowledge of Seller and except as set
          --------------------
forth on Schedule 4.l(k), the Company is not in violation of any Law, other than violations of Law which are not reasonably likely to have a Material Adverse Effect; provided that, Seller makes no representation or warranty, express or implied with respect to any Environmental Law, any Tax Law or any employee benefit plans or arrangements except as respectively set forth in Sections 4.1(p), 4.1(q) and 4.1(r).

     (l)  Advisors' and Brokers' Fees.  Seller has engaged CIBC World Markets as
          ---------------------------
its financial advisor in connection with the transactions contemplated by this Agreement. Neither Seller nor any Affiliate of Seller has retained any other advisor or broker in respect of the transactions contemplated by this Agreement for which Buyer or the Company are liable or shall incur any liability.

     (m)  Bankruptcy.  There are no bankruptcy, reorganization or arrangement
          ----------
proceedings pending against, being contemplated by, or, to the knowledge of Seller, threatened against Seller or the Company.

     (n)  Material Contracts.  To the knowledge of Seller, Schedule 4.1(n) sets
          ------------------
forth a complete list of the following contracts, agreements or commitments to which the Company is a party or by which the Company or its Assets are bound:

          (1) any written or oral contract or agreement with Seller or any Affiliate of Seller relating to the provision of goods or services which will survive the Closing;

          (2) any contract, agreement or commitment that commits the Company to aggregate expenditures with respect to the Company's interest of more than $100,000 in any calendar year, excluding (i) the Subject Interests and any contracts or agreements creating interests in the Subject Interests or in any Wells or Units, (ii) joint operating agreements, (iii) unitization or pooling agreements, and (iv) any contracts, agreements or commitments listed pursuant to other clauses of this Section 4.1(n);

          (3) any lease, sublease, installment purchase or similar arrangement for the use or occupancy of any land, building or other real property, excluding (i) interests in the Subject Interests or in any Wells or Units,
     (ii) surface leases not material to the operation of the Subject Interests, and (iii) leases of real property which involve aggregate expenditures or receipts by the Company of $100,000 or less in any calendar year;

          (4) any indenture, trust agreement, loan agreement or note under which the Company has outstanding indebtedness for borrowed money or with respect to which the Company has guaranteed the obligations of any other Person for borrowed money;

          (5) any agreement of surety, guarantee or indemnification by the Company outside of the ordinary course of the Company's business; and

          (6) any covenant not to compete or area of mutual interest agreement

(collectively the "Material Contracts").

     (o)  Events Subsequent to Report Date.  Except in each case as set forth in
          --------------------------------
Schedule 4.1(o), Schedule 4.1(r) and Section 7.2(b), or as otherwise disclosed in the Financial Statements, since the Report Date the Company has engaged in business in a manner consistent with its past practices, and to the knowledge of Seller there has not been any:

          (1) destruction, damage to, or loss of any Assets of the Company that (after giving effect to any insurance coverage with regard thereto) is reasonably likely to have a Material Adverse Effect;

          (2) change in accounting policies or practices (including, without limitation, any change in depreciation or amortization policies) by the Company, except as required under GAAP;

          (3) sale or other disposition of any properties or assets of the Company except (i) in the ordinary course of business having a value of less than $50,000,. or (ii) any item of personal property or equipment having a value of less than $25,000;

          (4) employment agreement (not terminable at will) entered into by the Company or any material increases in the compensation payable to any officers or employees of the Company (other than increases for employees who are not officers of the Company made in the ordinary course of business and consistent with past practice);

          (5) (i) dividend or other distribution in respect of the Company Shares or (ii) other transactions between the Company and the Seller or any Affiliate of Seller;

          (6) change in any Plan or Benefit Arrangement, except as required by Law;

          (7) labor dispute, strike or similar work stoppages or, to the knowledge of Seller, threats thereof by or with respect to persons employed by the Company; or

          (8) settlement entered into or consent made to any order, decree or judgment relating to or arising out of any Action relating to the Company which is reasonably likely to have a Material Adverse Effect.

          (9) notice from any Governmental Authority or any operator with respect to the plugging and abandonment of any Well.

          (10) material adverse change in the business or financial condition of the Company. For purposes hereof a material adverse change means an unfavorable or adverse change or occurrence, or the result thereof, which causes the business, operations, financial condition, prospects or properties of the Company and its Subsidiaries as a whole to be materially impaired or reduced.

     (p)  Environmental Matters.  Except as set forth in Schedule 4.1(p)),
          ---------------------
Seller has no knowledge of any Environmental Claim or Offsite Environmental Matter, other than Environmental Claims and Offsite Environmental Matters which, either individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

     (q)  Tax Matters.  With respect to the Company, except as set forth in
          -----------
Schedule 4.1(q), (i) all reports, returns, statements (including, without limitation, estimated reports, returns, or statements), and other similar filings required to be filed on or before the Closing Date by the Company (or the common parent of the affiliated, consolidated, combined and/or unitary group of which the Company is a member) (the "Tax Returns") with respect to any Taxes have been or will be timely filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed; (ii) the Tax Returns are or will be true and correct in all material respects, and all Taxes reported on such returns, and all other material Taxes of the Company that are due on or prior to the Closing Date (except those Taxes that are being disputed in good faith and for which adequate provision has been made in the Company's Financial Statements to the extent required by GAAP), have been or will be paid; (iii) the Company (or the common parent of the affiliated, consolidated, combined and/or unitary group of which the Company is a member) has not extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any Tax; (iv) there are no audits, claims, proposed or final deficiency notices, assessments, levies, administrative proceedings, or lawsuits pending or, to the knowledge of Seller, threatened against the Company by any taxing authority; (v) there are no liens for Taxes upon any of the Assets except liens for Taxes not yet delinquent; (vi) the Company does not have any liability for the Taxes of any Person other than the Company under Treasury Regulation
Section 1.1502-6 (or any similar provision of state, local or foreign tax law);
(vii) no agreements relating to the allocation or sharing of, or liability or indemnification for, Taxes exist among the Company and any other Person; (viii) all Taxes required by law to be withheld or collected by the Company (including, but not limited to, Taxes required to be withheld with respect to amounts paid or owing to any officer, employee, creditor, stockholder, independent contractor or other person) have been timely withheld or collected and, to the extent required by Law, have been timely paid, remitted or deposited to or with the relevant taxing authority in all material respects; (ix) no closing agreement or agreement pursuant to Section 7121 of the Code or any similar provision of any state, local or foreign law has been entered into by or with respect to the Company, and the Company has not agreed to make any adjustment pursuant to
Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method of the Company, which requires the Company to include any item of income in, or exclude any item of deduction from, any Tax Return; (x) the Company has not filed a consent under Section 341(f) of the Code concerning collapsible corporations; (xi) the Company has not made any material payments nor is it obligated to make material payments, nor is it a party to any agreement that under certain circumstances could obligate it to make any material payments that will not be deductible under Section 280G of the Code;
(xii) except for Taxes resulting from any Section 338(h)(10) Election, the unpaid income Taxes of the Company do not as of the Most Recent Financial Statements for the Company, exceed the reserve for Tax liability (rather than any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the Most Recent Financial Statements for the Company (rather than in any notes thereto) and will not exceed that reserve as adjusted for operations and transactions through the Closing Date in accordance with past custom and practice in the filing of the Company's Tax returns; (xiii) the Company has not been a member of an affiliated group of corporations filing a consolidated federal income Tax Return other than a group the common parent of which is Seller; and (xiv) all material income Taxes owed by any affiliated group with which Company has filed a consolidated return have been or will be paid for each taxable period during which Company was a member of such group.

     (r)  Employee Benefit Plans.
          ----------------------

          (1) List of Plans.  Except to the extent of obligations provided for
              -------------
     under Section 7.2(b), Schedule 4.1(r) includes a complete and accurate list of all material employee benefit plans as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("Plans"), and material benefit arrangements that are not Plans ("Benefit Arrangements"), including, but not limited to any (A) incentive bonus or deferred bonus arrangements, (B) arrangements providing termination allowance, severance or similar benefits, (C) equity compensation plans,
     (D)deferred compensation plans, (E) employee assistance programs, (F) vacation policies, and (G) stock option plans that are currently in effect or were maintained within three years of the Closing Date, or have been approved before the Closing Date but are not yet effective, for the benefit of directors, officers, employees or former employees (or their beneficiaries) of the Company or with respect to which the Company would have any liability.

          (2) Compliance.  Except as otherwise disclosed in Schedule 4.1(r),
              ----------
     with respect to each Plan listed on Schedule 4.1(r), (i) the plan is in material compliance with ERISA in all respects, including but not limited to the reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA; (ii) there has been no transaction described in section 406 or 407 of ERISA or section 4975 of the Code relating to the plan unless exempt under section 408 of ERISA or section 4975 of the Code, as applicable; (iii) the bonding requirements of section 412 of ERISA have been satisfied; and (iv) there is no litigation, action, proceeding, investigation or claim asserted or, to the Seller's knowledge, threatened (other than the payment of benefits in the normal course). All group health plans maintained by the Company have been operated in material compliance with section 4980B of the Code.

          (3) Severance Pay and Medical Coverage.  Except as provided under
              ----------------------------------
     Section 7.2(b) or as disclosed on Schedule 4.1(r), no plan, arrangement or agreement with any one or more employees will cause, and the execution, delivery and performance of this Agreement by Seller will not cause, the Company to have liability for severance pay as a result of the consummation of the transactions described in this Agreement. The Company's liability for severance pay will be funded exclusively through the Employee Benefits Trust described in Section 7.2(b). Except as provided under Section 7.2(b) or as disclosed on Schedule 4.1(r), the Company does not provide employee post-retirement medical coverage or contribute to or maintain any plan or arrangement that provides for medical coverage following termination of employment except as is required by section 4980B(f) of the Code, nor has it made any representations, agreements, covenants or commitments to provide that coverage.

          (4) Certain Pension Plans.  The terms of all pension plans listed in
              ---------------------
     Schedule 4.1(r) to this Agreement that are intended to qualify under section 401(a) of the Code (i) have been determined by the IRS to be qualified under section 401(a) of the Code or (ii) the applicable remedial amendment periods will not have ended before the Closing Date. Except as disclosed on Schedule 4.1(r), neither Seller nor the Company has any knowledge of any event or circumstance that would jeopardize the tax qualified status of the Plans listed in Schedule 4.1(r).

          (5) No Multiemployer Pension Plans.  Neither the Company nor any
              ------------------------------
     entity (whether or not incorporated) that was at any time during the six years before the Closing Date treated as a single employer together with the Company under section 414 of the Code has ever maintained, had any obligation to contribute to or incurred any liability with respect to a pension plan that is or was subject to the provisions of Title IV of ERISA or section 412 of the Code.

     (s)  Subsidiaries.  Except as set forth in Schedule 4.1(s), the Company
          ------------
does not have any Subsidiaries. Each such Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified to do business, and is in good standing, in each jurisdiction in which the properties owned or leased by it make such qualification necessary, except where the failure to so qualify and be in good standing will not have a Material Adverse Effect. The Company holds of record and owns beneficially all outstanding shares issued and outstanding of such Subsidiaries, free and clear of any security interests, liens, options, warrants, purchase rights, or other encumbrances (except restrictions on sales of stock under applicable securities laws), and there is no option, warrant, purchase right, or other contract or commitment that could require the Company to sell, transfer, or otherwise dispose of any of the shares of such Subsidiaries, nor is the Company a party to any voting trust, proxy, or other agreement or understanding with respect to the voting, holding or disposition of such shares.

     (t)  No Default.  To the knowledge of Seller, the Company is not in default
          ----------
under any term or provision of any of the Material Contracts in any material respect.

     (u)  Royalties.  Except (i) for matters which, individually or in the
          ---------
aggregate, are not reasonably likely to have a Material Adverse Effect, and (ii) for matters which would not result in the cancellation or loss of title in a Subject Interest, all royalties, overriding royalties and other similar payments due and payable on production with respect to a Subject Interest have been timely and fully paid, except amounts that are being held in suspense for title and other reasons which are customary in the industry and which suspense will not result in grounds for cancellation of the Company's rights in such Subject Interest.

     (v)  Employees.  The Company is not a party to or subject to any collective
          ---------
bargaining agreement. To the knowledge of Seller, no collective bargaining agent has been certified as a representative of any of the employees or former employees of the Company. To the knowledge of Seller, no union organizational campaign is currently pending with respect to any of the employees or former employees of the Company.

     (w)  Information Regarding Subject Interests.
          ---------------------------------------

          (1) Except as set forth in Schedule 4.1(w), there is no contract, commitment or agreement binding on the Subject Interests which provides for the approval of specific capital expenditures by the Company or Seller and under which the Company or Seller has approved future capital expenditures in excess of $100,000.

          (2) Except as set forth in Schedule 4.1(w), this Agreement and any document executed in connection herewith, there are no agreements or arrangements relating to the Subject Interests with Seller or any Affiliate of Seller that will be binding on Buyer, the Company or the Subject Interests after the Closing.

          (3) Except as set forth in Schedule 4.1(w), there are no contracts, commitments or agreements for the sale or other disposition of oil, natural gas or natural gas liquids attributable to the Subject Interests having a term in excess of one year that are not terminable without penalty on 90 days' notice or less.

     (x)  Wells and Units.  Without representing or warranting the Company's
          ---------------
title therein, the Property Schedule sets forth in all material respects a complete listing of all Wells and Units in which the Company owns an interest, together with the locations thereof and the Company's Net Revenue Interests and Working Interests therein.

     (y)  Permits.  Except for those with respect to Environmental Laws, which
          -------
are addressed exclusively in Sections 4.1(p) and 5.3, the Company has, and, to the knowledge of Seller, each other Person who operates a Well or Unit has, obtained all material permits, licenses, franchises, authorities, consents and approvals necessary for owning and operating the Wells and Units as presently operated, and all such permits, licenses, franchises, authorities, consents and approvals are in full force and effect, except such failures as would not, individually or in the aggregate, have a Material Adverse Effect.

     (z)  Personal Property.  Subject to the repairs, maintenance and
          -----------------
replacements contemplated by the capital expenditures referenced in Schedule 4.1(n), all equipment and all vehicles owned or leased by the Company and currently used by the Company in connection with the operation of the Wells and Units have been maintained in an operable state of repair adequate to maintain normal operations in a manner consistent with the Company's past practices, except such failures to maintain as would not, individually or in the aggregate, have a Material Adverse Effect.

     (aa) Public Utility Holding Company Act.  Except as set forth in Schedule
          ----------------------------------
4.1(aa), neither the Company nor Seller nor any of the Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" of a "holding company," in each case within the meaning of the Public Utility Holding Company Act of 1935, as amended. Further, neither the Company nor any of the Subsidiaries is a "public utility company" or an "electric utility company" or a "gas utility company, " in each case within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     (bb) Investment Company Act.  The Company is not an "investment company"
          ----------------------
within the meaning of the Investment Company Act of 1940, as amended, and the Seller is not required to register under the Investment Company Act of 1940, as amended.

     (cc) Seller's Knowledge.  Seller has no knowledge of any fact which results
          ------------------
in any representation or warranty of Buyer in Section 4.2 being breached. If after the date of this Agreement, Seller obtains knowledge of any fact which results in any representation or warranty of Buyer in Section 4.2 being breached, Seller will immediately furnish Buyer written notice thereof. This Section 4.1(cc) shall not apply to Buyer's representation and warranty in Section 4.2(i).

     (dd) Representations and Warranties re Company.  To the extent that the
          -----------------------------------------
foregoing representations of Seller relate to the Company, such representations and warranties are for the purpose of establishing whether Buyer's closing conditions have been satisfied under Section 9.2 and shall not form the basis for any claim, action, suit or proceeding based on a breach thereof.

     (ee) Y2K Representation and Warranty.   The Company has made inquiries of
          -------------------------------
the suppliers and manufacturers of its computer systems, including equipment supplied by third parties, and has been advised that such systems are Y2K Compliant except in the case of the Company's property management software which is currently under review regarding Y2K compliance. Except for costs associated with the items set forth on Schedule 4.1(ee), the cost to the Company of the reasonably foreseeable consequences of the failure of the Company's computer systems to be Y2K Compliant cannot be reasonably expected to have a Material Adverse Effect. For purposes hereof, "Y2K Compliant" means that the Company's computer systems, including equipment supplied by third parties, will record, process, calculate and present calendar dates falling on and after January 1, 2000 and calculate information dependent on or relating to such dates in the same manner and with the same functionality, data integrity and performance as such systems record, process, calculate and present calendar dates on or before December 31, 1999 or calculate any information dependent on or relating to such dates.

     Section 4.2   Representations and Warranties of Buyer.  Buyer represents
                   ---------------------------------------
and warrants to Seller as follows:

     (a) Organization and Qualification.  Buyer is a corporation duly organized,
         ------------------------------
validly existing and in good standing under the laws of the Province of Alberta, Canada, and has the requisite corporate power to carry on its business as it is now being conducted.

     (b) Authority.  Buyer has all requisite corporate power and authority to
         ---------
execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Buyer.

     (c) Enforceability.  This Agreement constitutes a valid and binding
         --------------
agreement of Buyer enforceable against Buyer in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application with respect to creditors, (ii) general principles of equity and (iii) the power of a court to deny enforcement of remedies generally based upon public policy.

     (d) No Conflict or Violation.  Neither the execution and delivery of this
         ------------------------
Agreement nor the consummation of the transactions and performance of the terms and conditions contemplated hereby by Buyer will (i) conflict with or result in a violation or breach of any provision of the certificate of incorporation, bylaws or other similar governing documents of

Buyer or any material agreement, indenture or other instrument under which Buyer is bound or (ii) violate or conflict with any Law applicable to Buyer or the properties or assets of Buyer.

     (e) Consents.  No consent, approval, authorization or permit of, or filing
         --------
with or notification to, any Person (including, without limitation, any consent under the Public Utility Holding Company Act of 1935, as amended) is required for or in connection with the execution and delivery of this Agreement by Buyer or for or in connection with the consummation of the transactions and performance of the terms and conditions contemplated hereby by Buyer, except for such consents, approvals, authorizations, permits, filings and notifications the failure of which to obtain or make are not reasonably likely to have a material adverse effect on the ability of Buyer to consummate and perform the transactions contemplated by this Agreement.

     (f) Actions.  There is no Action pending against Buyer or, to the knowledge
         -------
of Buyer, threatened against Buyer, other than Actions which are not reasonably likely to have a material adverse effect on the ability of Buyer to consummate and perform the transactions contemplated by this Agreement.

     (g) Advisors' and Brokers' Fees.  Neither Buyer nor any Affiliate of Buyer
         ---------------------------
has retained any advisor or broker in respect of the transactions contemplated by this Agreement for which Seller or the Company are liable or shall incur any liability.

     (h) Qualified Owner.  The consummation of the transactions contemplated
         ---------------
hereby will not cause Buyer or the Company to be disqualified as an owner of any federal or state oil, gas and mineral lease or to exceed any acreage limitation imposed by any statute, rule, regulation or order of governmental authority.

     (i) Funds.  Buyer has, and at all times prior to Closing will have,
         -----
sufficient funds available to enable Buyer to consummate the transactions contemplated hereby and to pay the Closing Payment and all related fees and expenses of Buyer.

     (j) Buyer's Knowledge.  Buyer has no knowledge of any fact which results
         -----------------
in any representation or warranty of Seller in Section 4.1 being breached. If after the date of this Agreement, Buyer obtains knowledge of any fact which results in any representation or warranty of Seller in Section 4.1 being breached, Buyer will immediately furnish Seller written notice thereof.

     (k) No Distribution.  Buyer is an experienced and knowledgeable investor in
         ---------------
the oil and gas business. Prior to entering into this Agreement, Buyer was advised by its counsel and such other persons it has deemed appropriate concerning this Agreement and has relied solely on an independent investigation and evaluation of, and appraisal and judgment with respect to, the geologic and geophysical characteristics of the Subject Interests, the estimated reserves recoverable therefrom, and the price and expense assumptions applicable thereto. Buyer is an "accredited investor," as such term is defined in Regulation D of the Securities Act of 1933, as amended, and will acquire the Company Shares for its own account and not with a view to a sale or distribution thereof in violation of the Securities Act of 1933, as amended, and the rules and regulations thereunder, any applicable state blue sky laws or any other applicable securities laws.

     (1) Bankruptcy.  There are no bankruptcy, reorganization or arrangement
         ----------
proceedings pending against, being contemplated by, or to the knowledge of Buyer, threatened against Buyer.


                                   ARTICLE 5
              ACCESS TO INFORMATION; ENVIRONMENTAL MATTERS; ETC.
              --------------------------------------------------

     Section 5.1   General Access.  Subject to Section 5.4 (which shall govern
                   --------------
all environmental reviews, inspections and audits), promptly following the execution of this Agreement and until the Closing Date (or earlier termination of this Agreement), Seller shall cause the Company (i) to permit Buyer and its representatives to have reasonable access at reasonable times in the Company's offices, and in a manner so as not to interfere unduly with the business operations of the Company, to the Company's books, records, contracts, abstracts of title, title opinions, title files, ownership maps, lease files, assignments, division orders, Reserve Reports and documents relating to the Assets or the Company insofar as the same are in the Company's or Seller's possession and insofar as the Company and Seller may do so without (a) violating legal constraints or any legal obligation or (b) waiving any attorney/client, work product or like privilege and (ii), subject to any required consent of any third Person (other than an Affiliate of Seller), to permit Buyer and its representatives at reasonable times and at Buyer's sole risk, cost and expense, to conduct, in the presence of Company representatives, reasonable inspections of the Assets; provided, however, Buyer shall repair any damage to the Assets resulting from such inspections and Buyer does hereby indemnify and hold harmless, release and agree to defend the Seller Indemnified Parties and the Company from and against any and all losses, costs, damages, obligations, claims, liabilities, expenses and causes of action to the extent arising from Buyer's inspection of the Assets, including, without limitation, claims for personal injuries, property damage and reasonable attorney's fees and expenses, regardless of the form of claim whether at common law, strict liability negligence under any statute or regulation. However, except to the extent such inspections materially contribute to, materially aggravate or materially adversely affect an Environmental Defect, such indemnification shall not extend to any Environmental Defect discovered in the course of such inspections, shall expire upon the Closing and shall not in any way affect or limit Seller's liabilities or responsibilities with respect to any Environmental Defect. Nothing in this Article V shall be construed to permit Buyer or its representatives to have access to any files, records, contracts or documents of Seller relating to this transaction, including, without limitation, any bids or offers received by Seller or the Company for the sale of the Company or any of the Company's assets in competition with the Buyer's bid or offer, it being agreed that any such competing bids or offers shall be the sole property of the Seller.

     Section 5.2   Confidential Information.  Unless and until the Closing
                   ------------------------
occurs, Buyer agrees to maintain all information made available to it pursuant to this Agreement confidential and to cause its officers, employees, representatives, consultants and advisors to maintain all information made available to them pursuant to this Agreement confidential, all as provided in that certain confidentiality agreement dated May 10, 1999 (the "Confidentiality Agreement"), by and between Seller and Buyer, the terms of which are incorporated herein by reference and made a part of this Agreement.

     Section 5.3   No Warranty or Representation.  Except for Seller's warranty
                   -----------------------------
and representation in Section 4.1(p), Seller makes no warranty or representation, express or implied, statutory or otherwise, with respect to any Environmental Matters (including, without limitation, any Environmental Condition, Environmental Claim or Offsite Environmental Matter) and Buyer hereby acknowledges and agrees that Buyer's sole remedy for any Environmental Matter (including, without limitation any Environmental Defect, Environmental Condition, Environmental Claim or Offsite Environmental Matter) with respect to any of the Assets or the Company shall be pursuant to the Seller's limited warranty and representation in Section 4.1(p)) (which shall not survive the Closing) and the procedures set forth in Sections 5.4 and 5.5. Furthermore, without limiting the provisions of the Confidentiality Agreement (which shall continue in full force and effect) and except for the express representations and warranties contained in Section 4.1, Seller makes no warranty or representation, express, implied, statutory or otherwise, with respect to the accuracy or completeness of the information, records and data now, heretofore or hereafter made available to Buyer in connection with this Agreement, including, without limitation, any description of the Assets, pricing assumptions, potential for production of oil, gas or other hydrocarbons from the Subject Interests, projected development costs, projected plugging and abandonment costs or any other matters contained in or related to the Reserve Reports, any environmental information, or any other material furnished to Buyer by Seller, the Company or any other source, including any of their respective directors, officers, employees, counsel, agents or advisors.

     Section 5.4   Environmental Review and Audit.
                   ------------------------------

     (a) Environmental Access.  For a period of forty-five (45) days following
         --------------------
the execution of this Agreement (the "Environmental Examination Period") and subject to the restrictions contained in this Agreement and any required consent or waiver of any third Person (other than an Affiliate of Seller), Seller shall cause the Company (i) to permit Buyer and its representatives to have reasonable access at reasonable times in the Company's offices, and in a manner so as not to interfere unduly with the business operations of the Company, to Seller's and the Company's environmental files and records in the Seller's or the Company's possession relating to the Assets or any property formerly owned or operated by the Company insofar as Seller and the Company may do so without waiving any attorney/client, work product or like privilege and (ii) to permit Buyer and the Environmental Consultant to have reasonable access to the Assets for the purpose of allowing Buyer and the Environmental Consultant to inspect and/or audit the Assets for any Environmental Defects (collectively, "Buyer's Environmental Review"), all at Buyer's sole risk, cost and expense.

     (b)  Conduct of Review.  Prior to conducting Buyer's Environmental Review,
          -----------------
Buyer shall furnish Seller with a proposed scope of Buyer's Environmental Review, including a description of the activities to be conducted and the locations of such activities. No third Person, other than the Environmental Consultant and Buyer's employees and attorneys, may conduct Buyer's Environmental Review. Buyer shall not commence any activity proposed to be included in Buyer's Environmental Review unless and until such activity (including the location thereof) has been approved in writing by Seller, which approval shall not be unreasonably withheld and shall be given or denied within two Business Days after Buyer furnishes Seller with reasonably sufficient information with respect to such activity. Seller or its representative shall have the right to be present during any inspection (including Buyer's Environmental Review) of the Assets and shall have the right, at its option and expense, to split samples with Buyer.

     (c)  Buyer Responsibility for Review.  In connection with Buyer's
          -------------------------------
Environmental Review, Buyer agrees that Buyer, the Environmental Consultant and Buyer's employees, agents and contractors shall comply with all Laws and shall exercise due care with respect to the Assets and their condition, taking into consideration the characteristics of any wastes or substances found thereon, and in light of all relevant facts and circumstances. Specifically, but without limitation, when handling solid waste or hazardous substances, if any, discovered during the inspection of the Assets, Buyer, the Environmental Consultant and Buyer's employees, agents and contractors shall handle such waste or substances in accordance with all Laws. Any soil or water samples taken by Buyer from the Assets shall be managed by Buyer consistent with the applicable rules and regulations of the U.S. Environmental Protection Agency and applicable state agencies with regulatory authority, provided, the Company shall be identified as the generator of such samples. Promptly after completing Buyer's Environmental Review, Buyer shall, at its sole cost and expense, restore the Assets to substantially the same condition the Assets were in at the time of Buyer's entry thereon, in accordance with good engineering practice, if changed due to Buyer's Environmental Review. Failure by Buyer to comply with the requirements of this subsection within a reasonable time period will entitle (but shall not obligate) Seller or the Company to take any action deemed necessary or appropriate by Seller or the Company to correct such failure after written notice to Buyer, all at Buyer's expense. Buyer shall maintain and shall cause its officers, employees, agents, representatives, contractors, consultants (including the Environmental Consultant) and advisors to maintain all information obtained by Buyer and the Environmental Consultant pursuant to the Buyer's Environmental Review as strictly confidential and shall not disclose same to any third Person without the prior written consent of Seller, except to the extent required by Law. Buyer shall provide Seller's counsel with copies of any final written reports prepared and analytical test results received by Buyer or the Environmental Consultant promptly following Buyer's or the Environmental Consultant's preparation or receipt of same. Buyer does hereby indemnify and hold harmless, release and agree to defend the Seller Indemnified Parties and the Company from and against any and all losses, costs, damages, obligations, claims, liabilities, expenses and causes of action, including all Environmental Liabilities, to the extent arising out of any violation by Buyer or Buyer's officers, employees, agents, representatives, contractors, consultants (including the Environmental Consultant) and advisors of the provisions of this subsection or from the inspection or testing of the Assets conducted by or on behalf of Buyer, including, without limitation, claims for personal injuries, property damage and reasonable attorney's fees and expenses, regardless of the form of claim whether at common law, strict liability, negligence or under any statute or regulation. However, except to the extent such inspections or testings materially contribute to, materially aggravate or materially adversely affect an Environmental Defect, such indemnification shall not extend to any Environmental Defect discovered in the course of such inspections and testings, shall expire upon the Closing and shall not in any way affect or limit Seller's liabilities or responsibilities with respect to any Environmental Defect.

     Section 5.5   Environmental Defects.
                   ---------------------

     (a)  Buyer's Assertions of Environmental Defects.  Prior to the expiration
          -------------------------------------------
of the Environmental Examination Period, Buyer may notify Seller in writing of any matters which, in Buyer's reasonable opinion, constitute Environmental Defects. Buyer's written notice must include (i) a specific description of each Asset (or portion thereof) that is affected by the alleged Environmental Defect,
(ii) a description of the alleged Environmental Defect and the facts and circumstances giving rise thereto, including all evidence compiled by Buyer which supports the existence of such alleged Environmental Defect, and (iii) a calculation of the Remediation Amount (itemized in reasonable detail) that Buyer asserts is attributable to such Environmental Defect. Buyer's calculation of the Remediation Amount must describe the Remediation proposed for the Environmental Condition that gives rise to the asserted Environmental Defect and identify all material assumptions used by the Buyer in calculating the Remediation Amount, including the standards the Buyer asserts must be met to comply with Environmental Laws.

     (b)  Seller's Rights and Elections.  If Buyer timely notifies Seller in
          -----------------------------
writing of any Environmental Defect as required by Section 5.5(a), Seller shall have the right to then or thereafter dispute the existence of such Environmental Defect and/or the alleged Environmental Defect Amount asserted with respect thereto in accordance with the provisions of Section 6.5 of this Agreement. In addition, Seller, at its option, shall elect, at or prior to the Closing, one of the following options with respect to the Assets affected by the alleged Environmental Defect and, at Seller's option, any other Assets which form part of any field or other economic operating unit which includes such affected Assets (collectively, the "Environmental Defect Property"):

          (i) leave such Environmental Defect Property in the Assets and assume responsibility for the Remediation of such Environmental Defect; provided that, all costs for Remediation shall first be borne by Buyer to the extent Seller elects to apply any of the Environmental Defect Deductible to such costs; or

          (ii) leave such Environmental Defect Property in the Assets and reduce the Purchase Price by the Environmental Defect Amount with respect to such Environmental

     Defect (taking into account any application of the Environmental Defect Deductible which Seller elects to make with respect thereto).

If Seller elects the option set forth in clause (ii) above, Buyer shall be deemed to have assumed responsibility for Remediation of such Environmental Defect and such Environmental Defect shall be deemed to constitute a Company Liability. If Seller elects the option set forth in clause (i) above, Seller shall use commercially reasonable efforts to implement such Remediation in a manner which is consistent with the requirements of Environmental Laws and the provisions of any applicable lease, and Seller shall have access to the Environmental Defect Property after the Closing Date to implement and complete such Remediation in accordance with this section and an Access Agreement in substantially the form attached hereto as Exhibit 5.5(b) (the "Access Agreement"). Seller will be deemed to have adequately completed the Remediation required in the immediately preceding sentence (a) (i) upon receipt of a certificate or approval from the applicable state or federal authority that the Remediation has been implemented to the extent necessary to comply with existing regulatory requirements or (ii) upon receipt of a certificate from a licensed professional engineer if the approval or certification specified in (i) cannot be obtained because provision for such approval or certification is not provided under federal or state law and (b) to the extent express approval from the lessor is required under any applicable lease, upon receipt of such approval.

     (c)  Environmental Defect Amount.  If Seller elects the option set forth in
          ---------------------------
Section 5.5(b)(ii) with respect to one or more Environmental Defects, then as Buyer's sole and exclusive remedy with respect to such Environmental Defects, Buyer shall be entitled to reduce the Purchase Price by the amount (the "Environmental Defect Amount"), if any, by which the Remediation Amount with respect to the Environmental Conditions giving rise to such Environmental Defects exceeds that part, if any, of $500,000 (the "Environmental Defect Deductible") which Seller elects to apply as an offset or deduction against such Remediation Amount. Seller may also apply any part of the Environmental Defect Deductible to the cost of any Remediation undertaken by Seller pursuant to the option set forth in Section 5.5(b)(i). Any Remediation costs to which Seller elects to apply the Environmental Defect Deductible shall be borne by the Buyer. Seller shall have the right from time to time upon written notice to Buyer to reallocate and change its application of the Environmental Defect Deductible, except to the extent of Remediation costs already incurred or contracted for by Buyer based on Seller's previous application thereof. It is expressly understood and agreed that the Environmental Defect Deductible represents an aggregate deductible for Environmental Defects which may be apportioned as provided in this Section 5.5(c) rather than as a separate deductible for each individual Environmental Claim.

     (d)  Waiver by Buyer.  If, prior to the expiration of the Environmental
          ---------------
Examination Period, the Buyer has knowledge of an Environmental Defect and does not notify Seller in writing of the existence thereof on or before the expiration of the Environmental Examination Period (including, without limitation, any Environmental Defect noted or described in any oral or written report prepared by the Environmental Consultant), the Buyer shall be deemed to have waived such Environmental Defect and such Environmental Defect shall be deemed to constitute a Company Liability. In addition, all conditions and matters of which Buyer has knowledge prior to the expiration of the Environmental Examination Period and which would have constituted Environmental Defects but for the $50,000 threshold limitation set forth in the definition of Environmental Defect shall be deemed to constitute Company Liabilities.


                                   ARTICLE 6
                               TITLE ADJUSTMENTS
                               -----------------

     Section 6.1   No Title Warranty or Representation.  Without limiting
                   -----------------------------------
Buyer's right to adjust the Purchase Price by operation of Section 6.2, Seller makes no warranty or representation, express, implied, statutory or otherwise, with respect to the Company's title to any of the Assets and Buyer hereby acknowledges and agrees that Buyer's sole remedy for any defect of title, including any Title Defect, with respect to any of the Assets shall be pursuant to the procedures set forth in this Article VI, which remedies shall cease, and be deemed to be finally and conclusively satisfied, in all respects, upon the Closing.

     Section 6.2   Buyer's Title Review.
                   --------------------

     (a)  Buyer's Assertion of Title Defects.  For a period of forty-five (45)
          ----------------------------------
days following the execution of this Agreement (the "Title Examination Period"), Buyer shall have the right to furnish Seller written notice meeting the requirements of this Section 6.2(a) (the "Title Defect Notice") setting forth any matters which, in Buyer's reasonable opinion, constitute Title Defects and which Buyer asserts as a Title Defect with respect to any Well or Unit pursuant to this Article VI. For all purposes of this Agreement, Buyer shall be deemed to have waived any Title Defect which Buyer fails to assert as a Title Defect by a Title Defect Notice given to Seller on or before the expiration of the Title Examination Period. To be effective, Buyer's Title Defect Notice of a Title Defect must include (i) a brief description of the matter constituting the asserted Title Defect, (ii) the claimed Title Defect Amount attributable thereto, and (iii) supporting documents reasonably necessary for Seller (as well as any title attorney or examiner hired by Seller) to verify the existence of such asserted Title Defect. To give Seller an opportunity to commence reviewing and curing Title Defects, on or before the end of each calendar week during the Title Examination Period, Buyer agrees to give Seller written notice of all Title Defects discovered by Buyer during such calendar week, which may be preliminary in nature and supplemented prior to the end of the Title Examination Period. At the same time, Buyer shall also furnish Seller with written notice of any Seller Title Credit which is discovered during such calendar week by any of Buyer's employees or representatives while conducting Buyer's title review, due diligence or investigation with respect to any Well or Unit.

     (b)  Purchase Price Allocations.  A portion of the Purchase Price has been
          --------------------------
allocated to the various Wells and Units in the manner and in accordance with the respective values set forth in the Property Schedule. If any adjustment is made to the Purchase Price pursuant to this

Section 6.2, a corresponding adjustment shall be made to the portion of the Purchase Price allocated to the affected Well or Unit in the Property Schedule.

     (c)  Seller's Rights and Opportunity to Cure.  If Buyer timely gives Seller
          ---------------------------------------
Title Defect Notice(s) of one or more Title Defects, Seller shall have the right to then or thereafter dispute the existence of such Title Defect and/or the alleged Title Defect Amount asserted with respect thereto in accordance with the provisions of Section 6.5 of this Agreement. In addition, the following terms and conditions shall apply with respect to any Title Defect asserted by Buyer in a timely Title Defect Notice:

          (i) Seller shall have until two (2) days prior to the Closing Date, at its cost and expense, if it so elects but without obligation, to cure all or a portion of such asserted Title Defects. Any asserted Title Defects which are waived by Buyer within such time shall be deemed "Permitted Encumbrances" hereunder. Subject to Sections 6.2(c)(ii) and 6.2(c)(iii) and Seller's continuing right to dispute the existence of a Title Defect and/or the Title Defect Amount asserted with respect thereto under Section 6.5, if Seller within such time fails to cure any Title Defect of which Buyer has given timely written notice as required above, and Buyer has not and does not waive same on or before the day immediately preceding the Closing Date, the Well or Unit affected by such uncured and unwaived Title Defect shall be a "Title Defect Property."

          (ii) If Buyer furnishes to Seller timely Title Defect Notice(s) of one or more Title Defects and the same are not waived or cured as provided in Section 6.2(c)(i), Seller may elect to delay the Closing for a period of up to thirty (30) calendar days to afford Seller the opportunity, if it so elects, to attempt to cure any of the properly asserted Title Defects prior to the Closing. Subject to Section 6.2(c)(iii) and Seller's continuing right to dispute the existence of a Title Defect and/or the Title Defect Amount asserted with respect thereto under Section 6.5, if Seller within such time period fails or refuses to cure any Title Defect of which Buyer has given a timely Title Defect Notice and Buyer has not waived and does not waive the same before the delayed Closing, the Well or Unit affected by such uncured and unwaived Title Defect shall be a "Title Defect Property."

          (iii) If Buyer furnishes to Seller timely Title Defect Notice(s) of one or more Title Defects and the same are not waived or cured as provided in Section 6.2(c)(i) or Section 6.2(c)(ii), as applicable, Seller may elect to close the transactions contemplated hereby and retain the right to cure any of such Title Defects after Closing (whether or not Seller elects to delay Closing pursuant to Section 6.2(c)(ii) above). In such event, but subject to Seller's continuing right to dispute the existence of a Title Defect and/or the Title Defect Amount asserted with respect thereto under
     Section 6.5, the Purchase Price shall be subject to reduction pursuant to
     Section 6.2(d) taking into account all Title Defect Amounts attributable to the Title Defect Properties affected by the Title Defects which Seller may elect to cure after Closing. Seller shall have one hundred twenty (120) calendar days after the Closing Date (as may be delayed pursuant to Section 6.2(c)(iii)
     above) in which to attempt to cure any such Title Defects and to increase or restore any Seller Title Credits. If Seller cures any such Title Defect, then Buyer shall promptly pay Seller the Title Defect Amount with respect to the Title Defect that is so cured, but not exceeding the aggregate amount of the reductions in the Purchase Price which Buyer received as a result of any Title Defects, together with interest on the amount due Seller from the Closing Date through and including the date of payment at the Agreed Rate. Furthermore, the Title Defect Deductible shall be restored to the extent any portion of the Title Defect Deductible was applied as a credit against the Title Defect Amount attributable to such cured Title Defect. If a positive balance exists in the Available Deductible Amount after any restorations or increases thereof pursuant to the foregoing, and Seller has suffered a reduction in the Purchase Price as a result of any one or more uncured Title Defects, Buyer shall pay to Seller an amount (together with interest thereon from the Closing Date through and including the date of payment at the Agreed Rate) equal to the lesser of (i) the amount by which the Purchase Price was reduced as a result of such uncured Title Defects and (ii) the then existing balance of the Available Deductible Amount.

     (d)  Buyer's Title Adjustments.  As Buyer's sole and exclusive remedy with
          -------------------------
respect to Title Defects, Buyer shall be entitled to reduce the Purchase Price by the amount, if any, by which the aggregate amount of Title Defect Amounts with respect to all Title Defect Properties exceeds the sum (the "Available Deductible Amount") of $500,000 (the "Title Defect Deductible") plus the aggregate amount of Seller Title Credits with respect to all Wells or Units. "Title Defect Amount" shall mean, with respect to a Title Defect Property, the amount by which the value of such Title Defect Property is impaired as a result of the existence of one or more uncured and unwaived Title Defects, which amount shall be determined as follows and subject to the following conditions:

          (1) If the Title Defect results from the Company having a lesser Net Revenue Interest in such Title Defect Property than the Net Revenue Interest specified therefor in the Property Schedule, the Title Defect Amount shall be equal to the product obtained by multiplying the portion of the Purchase Price allocated to such Title Defect Property in the Property Schedule by a fraction, the numerator of which is the reduction in the Net Revenue Interest and the denominator of which is the Net Revenue Interest specified for such Title Defect Property in the Property Schedule.

          (2) If the Title Defect results from the Company having a greater Working Interest in a Title Defect Property than the Working Interest specified therefor in the Property Schedule, the Title Defect Amount shall be equal to the product obtained by multiplying the portion of the Purchase Price allocated to such Title Defect Property in the Property Schedule by a fraction, the numerator of which is the increase in the Working Interest and the denominator of which is the Working Interest specified for such Title Defect Property in the Property Schedule.

          (3) If the Title Defect results from the existence of a lien, the Title Defect Amount shall be an amount sufficient to discharge such lien.

          (4) If the Title Defect results from any matter not described in paragraphs (1), (2) or (3) above, the Title Defect Amount shall be an amount equal to the difference between the value of the Title Defect Property affected by such Title Defect with such Title Defect and the value of such Title Defect Property without such Title Defect (taking into. account the portion of the Purchase Price allocated in the Property Schedule to such Title Defect Property); provided, that if such Title Defect is reasonably susceptible of being cured, the Title Defect Amount shall be the reasonable cost and expense of curing such Title Defect, if less.

          (5) If a Title Defect is not effective or does not affect a Title Defect Property throughout the entire productive life of such Title Defect Property, such fact shall be taken into account in determining the Title Defect Amount.

          (6) The Title Defect Amount with respect to a Title Defect Property shall be determined without duplication of any costs or losses included in another Title Defect Amount hereunder.

          (7) The Title Defect Amount attributable to a Title Defect Property shall not exceed the portion of the Purchase Price allocated to such Title Defect Property in Section 6.2(b).

          (8) No Title Defect Amount shall be allowed on account of and to the extent that an increase in the Company's Working Interest in a Well or Unit has the effect of proportionately increasing the Company's Net Revenue Interest in such Well or Unit.

          (9) With respect to any Well or Unit in which Buyer or an Affiliate of Buyer likewise owned an undivided interest at the Effective Time, no Title Defect Amount shall be allowed on account of a Title Defect affecting such Subject Interest that also affected Buyer's or such Affiliate's interest in such Well or Unit in the same manner at the Effective Time.

          (10) Notwithstanding the foregoing, if the Title Defect Amount determined pursuant to the foregoing with respect to a Title Defect Property is $50,000 or less, after taking into account any curative work performed by or on behalf of Seller, then the Title Defect Amount with respect to such Title Defect Property shall be deemed zero.

     Section 6.3   Determination of Title Defects.  A Well or Unit shall not be
                   ------------------------------
deemed to have a "Title Defect" if the following statements are true in all material respects with respect to such Well or Unit as of the Closing Date:

     (a)  The Company has Defensible Title thereto.

     (b) All rentals, Pugh clause payments, shut-in gas payments and other similar payments (other than royalties, overriding royalties and other similar payments on production) due with respect to such Well or Unit have been properly and timely paid.

     (c) Seller is not in default under the material terms of any leases, farmout agreements or other contracts or agreements respecting such Well or Unit which could (1) prevent the Company from receiving the proceeds of production attributable to the Company's interest therein, or (2) result in cancellation of the Company's interest therein.

Notwithstanding any other provision in this Agreement to the contrary, the following matters shall not be asserted as, and shall not constitute Title
Defects: (i) defects in the chain of title such as minor name discrepancies, the mere failure to recite marital status in a document, or omissions of successions of heirship proceedings, unless Buyer provides affirmative evidence that such failure or omission results in another Person's superior claim of title to the relevant Subject Interest or portion thereof, (ii) defects arising out of lack of survey, (iii) defects arising out of lack of corporate authorization, unless Buyer provides affirmative evidence that such lack of authorization results in another Person's superior claim of title to the relevant Subject Interest or portion thereof, (iv) the failure to obtain or absence of any federal patent or conveyance with respect to any lands over which any state has claimed ownership and which have been covered by a state lease for more than ten years, (v) defects that have been cured by possession under the applicable statutes of limitations or statutes for prescription and (vi) other defects of a type expected to be encountered in the area involved and customarily acceptable to prudent operators and interest owners. Furthermore, in determining the existence of a Title Defect, due consideration shall be given to the length of time hydrocarbons have been produced from the affected property in an undisputed "pay status" without any adverse claim even though such period may be less than the period of possession or use required under applicable limitations or prescription statutes. (As used herein, "pay status" shall mean payment is being made by a third party for production from the affected Well or Unit without indemnity from the Company except such indemnities as are customarily included in division orders, transfer orders, product purchase agreements and similar documents commonly used in connection with the payment of proceeds from production.)

     Section 6.4   Seller Title Credit.  A "Seller Title Credit" shall mean,
                   -------------------
with respect to a Well or Unit, the amount by which the value of such Well or Unit is enhanced by virtue of (a) the Company having a greater Net Revenue Interest in such Well or Unit than the Net Revenue specified therefor in the Property Schedule, (b) the Company having a lesser Working Interest in such Well or Unit than the Working Interest specified therefor in the Property Schedule, or (c) such Well or Unit being subject to a lien indebtedness which is less than that used for the Purchase Price allocation in the Property Schedule, which amount shall be determined as follows:

          (1) If the Seller Title Credit results from the Company having a greater Net Revenue Interest in such Well or Unit than the Net Revenue Interest specified therefor in the Property Schedule, the Seller Title Credit shall be equal to the product obtained by multiplying the portion of the Purchase Price allocated to such Well or Unit in the Property Schedule by a fraction, the numerator of which is the increase in the Net Revenue Interest and the denominator of which is the Net Revenue Interest specified for such Well or Unit in the Property Schedule.

          (2) If the Seller Title Credit results from the Company having a lesser Working Interest in a Well or Unit than the Working Interest specified therefor in the Property Schedule, the Seller Title Credit shall be equal to the product obtained by multiplying the portion of the Purchase Price allocated to such Well or Unit in the Property Schedule by a fraction, the numerator of which is the decrease in the Working Interest and the denominator of which is the Working Interest specified for such Well or Unit in the Property Schedule.

          (3) If the Seller Title Credit results from a Well or Unit being subject to lesser lien indebtedness, the Seller Title Credit shall be equal to the amount of the Company's proportionate share of the reduction in such lien indebtedness; provided that, if lien indebtedness affects more than one Well or Unit, the Seller Title Credits with respect to such Wells or Units shall be determined without duplication (e.g., credit shall not be given twice to the same reduction in indebtedness);and provided further, no Seller Title Credit shall be allowed to the extent such lien indebtedness is paid by the Company after the Report Date and is not reimbursed by Seller.

          (4) In determining the amount of Seller Title Credits, the principles and methodology set forth in paragraphs (5), (6) and (7) of Section 6.2(d) shall be applied, mutatis mutandis.
                       ----------------

          (5) No Seller Title Credit shall be allowed on account of and to the extent that a decrease in the Company's Working Interest in a Well or Unit has the effect of proportionately decreasing the Company's Net Revenue Interest in such Well or Unit.

          (6) Notwithstanding the foregoing, if the Seller Title Credit determined pursuant to the foregoing with respect to any Well or Unit is $50,000 or less, then the Seller Title Credit with respect thereto shall be deemed zero.

The Title Defect Deductible shall be increased dollar for dollar by the aggregate amount of all Seller Title Credits. In addition, the Title Defect Deductible shall be restored to the extent that any portion thereof is applied as a credit against a Title Defect Amount attributable to a Title Defect which is subsequently cured by Seller or determined not to constitute a Title Defect.

     Section 6.5   Deferred Claims and Disputes.  In the event that Buyer and
                   ----------------------------
Seller have not agreed upon (i) the existence of one or more Title Defects or Seller Title Credits or one or more adjustments, credits or offsets claimed by Buyer or Seller pursuant to and in accordance with the requirements of this
Article VI, or (ii) the existence of one or more Environmental Defects, any Remediation, Remediation Amount or plan therefor, or one or more adjustments, credits or offsets claimed by Buyer or Seller pursuant to Section 5.5, any such dispute or claim (a "Deferred Adjustment Claim") shall be settled pursuant to this Section 6.5 and, except as provided in Sections 9.1(f), 9.2(f) and 9.4, shall not prevent or delay Closing. In no event shall any Title Defect Amount, Environmental Defect Amount or Remediation Amount asserted by Buyer, or any Seller Title Credit asserted by Seller, as a Deferred Adjustment Claim exceed the amount asserted by Buyer or Seller therefor prior to the end of the Title Examination Period in accordance with Section 6.2 or the Environmental Examination Period in accordance with Section 5.5, as applicable. With respect to each potential Deferred Adjustment Claim, Buyer and Seller shall deliver to the other a written notice describing each such potential Deferred Adjustment Claim, the amount in dispute and a statement setting forth the facts and circumstances that support such party's position with respect to such Deferred Adjustment Claim. At Closing, the Purchase Price shall not be adjusted on account of, and, except as provided in Sections 9.1(f) and 9.2(f), no effect shall be given to, the Deferred Adjustment Claim. On or prior to the thirtieth
(30th) consecutive calendar day following the Closing Date or, if earlier, the date which was the "Closing Date" before Closing was delayed under Section 9.4 (the "Deferred Matters Date"), the Seller and Buyer shall attempt in good faith to reach agreement on the Deferred Adjustment Claims and, ultimately, to resolve by written agreement all disputes regarding the Deferred Adjustment Claims. Any Deferred Adjustment Claims which are not so resolved on or before the Deferred Matters Date may be submitted by either party to final and binding arbitration in accordance with the Arbitration Procedures; provided, however, that the Seller may elect at any time to resolve all disputes relating to the Deferred Adjustment Claims by the payment to Buyer of the amount by which the Purchase Price would have been reduced at Closing on account of the Title Defects or Environmental Defects which constitute Deferred Adjustment Claims if same did not constitute Deferred Adjustment Claims, together with interest thereon from the Closing Date to the date of such payment at the Agreed Rate.
Notwithstanding anything herein provided to the contrary, including Section 6.2(c), but without limiting Seller's rights under Sections 6.2(c)(ii) and 6.2(c)(iii), Seller shall be entitled to cure any Title Defect which constitutes a Deferred Adjustment Claim at any time prior to the point in time when a final and binding written decision of the board of arbitrators is made with respect thereto in accordance with the Arbitration Procedures. The amount of any reduction in the Purchase Price to which Buyer becomes entitled under the final and binding written decision of the board of arbitrators shall be promptly refunded by Seller to Buyer, together with interest thereon from the Closing Date to the date of payment at the Agreed Rate.

     Section 6.6   No Duplication.  Notwithstanding anything herein provided to
                   --------------
the contrary, if a Title Defect results from any matter which could also result in the breach of any representation or warranty of Seller set forth in Section 4.1, then Buyer shall only be entitled to assert such matter as a Title Defect pursuant to this Article VI and shall be precluded from also asserting such matter as the basis of the breach of any such representation or warranty.


                                   ARTICLE 7
                          TAXES AND EMPLOYEE BENEFITS
                          ---------------------------

     Section 7.1   Tax Agreements.
                   --------------

     (a)  Tax Return Filings and Tax Payments for 1999. Seller shall include the
          --------------------------------------------
Company in its consolidated federal income Tax Return, and in those state, local and foreign income Tax Returns that are filed on a consolidated, combined, unitary or nonunitary basis, for its tax period that includes the Closing Date, and Seller shall be responsible for the payment of, and shall indemnify and hold harmless the Buyer against, all Taxes required to be paid with respect to such consolidated, combined, unitary or nonunitary Tax Returns. Such Tax Returns shall include (a) the income and gains resulting from the purchase and sale of the Company Shares, including, without limitation, any gain or loss recognized pursuant to any Section 338(h)(10) Election made pursuant to Section 7.1(d) below, (b) any deferred income and gain taken into income by reason of Treasury Regulation Section 1.1502-13 or any similar provision of state, local or foreign law, and (c) all other items of income, gain, loss, deduction and credit of the Company for the period up to and including the Closing Date, as determined by closing the books of the Company as of the end of the Closing Date; provided, however, such Tax Return shall not include any income, gain, loss, deduction or credit of the Company arising as a result of action of Buyer or the Company taken after the Closing, and all such Tax Returns shall be prepared in a manner consistent with past practice (including any Tax elections and methods of accounting), unless a contrary treatment is required by a change in Law (or the judicial or administrative interpretations thereof).

     (b)  Termination of Existing Income Tax Sharing Agreements.  The Seller
          -----------------------------------------------------
shall cause any existing income tax sharing agreements or arrangements disclosed on Schedule 4.1(q) to be terminated as of the Closing Date. The Company shall not be obligated to pay the Seller (or Seller's successor in interest) for any tax benefit it receives from the utilization of net operating losses in Seller's consolidated return filing for any period to and including the Closing Date.
The Company shall have no liability to Seller or Seller's Affiliates for any income taxes with respect to any periods ending on or prior to the Closing Date.

     (c)  State and Local Taxes/Refunds.  Buyer shall prepare or cause to be
          -----------------------------
prepared with respect to Taxes other than income Taxes and file or cause to be filed any Tax Returns of the Company for Tax periods which begin before the Closing Date and end after the Closing Date. With respect to Taxes (other than Taxes to be included by Seller in its Tax Returns as required in Section 7.1(a) above) that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Closing Date, the Company has accrued as of March 31, 1999, and is continuing to accrue reserves for Taxes through the Closing Date. The parties agree that such accruals will be a final settlement as between the parties for all liabilities relating to such taxes and that no adjustments or refunds will be made with respect thereto.

     (d)  Section 338(h)(10) Election.  At Buyer's option, Seller (or Seller's
          ---------------------------
successor in interest) (or if applicable, its ultimate parent corporation) will join with Buyer in making an election under Section 338(h)(10) of the Code (and any corresponding elections under state, local, or foreign tax law) (collectively, a "Section 338(h)(10) Election") with respect to the purchase and sale of the stock of the Company hereunder. Seller (or Seller's successor in interest) will pay any Tax attributable to the making of the Section 338(h)(10) Election and will indemnify the Buyer and the Company against any liability arising out of any failure to pay such Tax. Seller will also pay any state, local or foreign Tax (and indemnify Buyer and Company against any liability arising out of any failure to pay such Tax) attributable to an election under state, local, or foreign law similar to the election available under Section 338(g) of the Code (or which results from the making of an election under 338(g) of the Code) with respect to the purchase and sale of stock of the Company hereunder.

     (e)  Allocation of Purchase Price.  The parties agree to negotiate in good
          ----------------------------
faith to agree upon an allocation of the Purchase Price for Tax purposes among the Company's Assets as promptly as possible after Closing; and the parties further agree that for all income and franchise tax purposes (and, where applicable, financial accounting purposes), including but not limited to section 338 of the Code, they and their Affiliates will report consistently with such allocation; provided if no such allocation is agreed upon within one (1) year following Closing, the parties will not be required to report on a consistent basis.

     Section 7.2   Employee Matters.
                   ----------------

     (a)  Maintenance of Health Benefit Program.  From and after Closing, and
          -------------------------------------
until a date not earlier than the expiration of the Trust provided for under
Section 7.2(b), Buyer agrees to cause the Company to (a) maintain equal or greater medical benefit coverage under the same or better terms and conditions as is provided under the Company's existing plans which plans are in effect immediately prior to the Closing Date and which provide benefits to current and former Company employees covered under such plans as of the date of this Agreement and their covered dependents, and (b) fulfill the medical benefit commitments described on Schedule 4.1(r).

     (b)  Employee Benefits Trust. Prior to Closing, the Company shall establish
          -----------------------
a trust, pursuant to an Employee Benefits Trust Agreement substantially in the form attached hereto as Exhibit "C," for the purpose of providing salary continuation and benefits under the Company's insurance plans for the periods provided and in accordance with the terms set forth in Exhibit "C." Prior to Closing, the Company shall fund the Employee Benefits Trust with not more than $1,730,000 to cover the obligations to such employees of the Company under the terms of the Employee Benefits Trust Agreement, the letters describing severance benefits dated March 30, 1999 and April 11, 1999, and each and every employment agreement with an employee of the Company, and such funding shall not cause any adjustment in the Purchase Price. Unutilized funds in the trust shall be the property of the Company as set forth in the Employee Benefits Trust Agreement. Prior to the Closing, no change in the Employee Benefits Trust Agreement from the form attached hereto as Exhibit "C" shall be made without the prior written consent of Buyer, which consent shall not be unreasonably withheld. Any payment made pursuant to the terms of the Employee Benefits Trust shall comply with ERISA regulation '2510.3.2(b).

     (c)  Company Employee Benefits.  With respect to those employees of the
          -------------------------
Company who continue their employment with the Company after the Closing Date or are hired by the Buyer or an Affiliate of Buyer within the six (6) month period following the Closing Date, Buyer shall, or shall cause the Company or the Buyer's Affiliates to, take all action necessary to cause all such employees to be covered under the employee benefit plans and fringe benefit arrangements of the Company, Buyer or Buyer's Affiliates, as the case may be, on the same basis as those provided to employees of Buyer or its Affiliates who hold comparable positions, as determined by Buyer in its discretion; and further provided that Buyer's or its Affiliates' health plans shall not impose any preexisting condition or waiting period requirement on any such employee's participation in such health plan with respect to conditions currently permitted to be covered thereunder if such employee enrolls within thirty (30) days of beginning employment with Buyer or Buyer's Affiliate. Buyer or Buyer's Affiliate shall grant all such employees credit for purposes of eligibility and vesting under Buyer's or its Affiliate's employee benefit plans (including vacation and severance) for their service with the Company prior to the Closing Date. If Buyer or its Affiliates give credit under their employee vacation plans for oil and gas industry experience, such employees shall be given credit for their years of industry experience prior to the Closing Date for vacation plan purposes rather than for their years of service with the Company prior to the Closing Date.

     (d)  Severance of Employment Relationship With Certain Employees.  As of or
          -----------------------------------------------------------
prior to the Closing Date, Seller shall cause the Company to sever its employment relationship with any person who is designated by Buyer in accordance with the provisions of this Section 7.2(d). No later than ten (10) Business Days prior to Closing, Buyer shall provide Seller with irrevocable written notice of which employees of Company will not continue to be employed by the Company following the Closing Date. Buyer agrees to make its determination and selection of such employees in compliance with applicable federal and state laws. Within five (5) Business Days after Seller receives such written notice regarding an employee, Seller will cause the Company to provide such employee with written notice of the date of such employee's severance of employment with the Company, which notice shall comply with the requirements of any employment agreement, as applicable, and with the notice requirements of ERISA ''606 and 701.


                                   ARTICLE 8
                         COVENANTS OF SELLER AND BUYER
                         -----------------------------

     Section 8.1   Conduct of Business Pending Closing.  Subject to Section 8.2
                   -----------------------------------
and the constraints of applicable operating agreements and other existing agreements with third Persons (other than any Affiliate of Seller) from the date hereof through the Closing, except as disclosed in Schedule 8.1. or as otherwise consented to or approved by Buyer (which consent or approval shall not be unreasonably withheld or delayed), Seller covenants and agrees that:

     (a)  Changes in Business.  The Company shall not:
          -------------------

          (1) make any material change in the conduct of its business or operations;

          (2) except in the ordinary course of business and consistent with past practices, enter into, assign, terminate or amend, in any material respect, any contract or agreement required to be disclosed pursuant to
     Section 4.1(n);

          (3) declare or pay any dividends, or make any distributions, in respect of, or issue any of, its equity securities or securities convertible into its equity securities, or repurchase, redeem or otherwise acquire any such securities or make or propose to make any other change in its capitalization;

          (4) merge into or with or consolidate with any other corporation or acquire all or substantially all of the business or assets of any corporation or other Person;

          (5)  make any change in its articles of incorporation or by-laws;

          (6) purchase any securities of or equity interests in any corporation or other Person, except for investments in marketable securities made in the ordinary course of business and consistent with prior practices;

          (7) other than pursuant to the requirements of existing contracts or commitments, sell, lease or otherwise dispose of any of the Assets, except
     (i) Assets sold, leased or otherwise disposed of in the ordinary course of business having a value of less than $50,000 and (ii) any item of personal property or equipment having a value of less than $25,000;

          (8) take any action or enter into any commitment with respect to or in contemplation of any liquidation, dissolution, recapitalization, reorganization or other winding up of its business or operations;

          (9) enter into any settlement of any pending or threatened Action, unless the settlement involves the payment of money damages of not more than $50,000 individually or $500,000 in the aggregate (other than on account of any insurance deductible of $50,000 or less) and does not impose an injunction or similar equitable relief upon the Company or materially impair the Company's defense of any other Action then pending or threatened against the Company of which the Company has knowledge;

          (10) change its accounting policies or practices (including without limitation, any change in depreciation or amortization policies), except as required under GAAP;

          (11) enter into any employment agreement not terminable at will or grant any increases in the compensation of its officers and employees, except increases to employees who are not officers made in the ordinary course of business and consistent with past practices;

          (12) create or change any Plan or any Benefit Arrangement except as contemplated in Section 7.2(b);

          (13) incur any indebtedness for borrowed money or guarantee the indebtedness or obligations of any other Person for borrowed money except for advances and payments in the ordinary course of business under the Company's existing credit facility with U.S. Bank National Association, et. al. (See Schedule 4.1(n));

          (14) enter into any transactions, agreement or contract with Seller or any Affiliate of Seller other than in the ordinary course of business and consistent with prior practices pursuant to agreements disclosed in
     Schedule 4.1(n);

          (15) except in the ordinary course of business and consistent with prior practices, enter into any material lease (whether such lease is an operating or capital lease);

          (16) make or rescind any material express or deemed election relating to Taxes unless it is reasonably expected that such action will not materially and adversely affect the Company or Buyer, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes or change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns for the taxable year ending December 31, 1998, except as may be required by Law or except for such changes as are not reasonably expected to materially and adversely affect the Company or Buyer; or

          (17) agree in writing to do any of the foregoing matters which are prohibited by this Section 8.1(a).

          (18) adopt, amend, modify or alter any Plan or Benefit Arrangement listed in Schedule 4.1(r) or describe in Section 7.2 to increase the cost or obligation of the Company thereunder.

     (b)  Liens.  The Company shall not create any express lien or security
          -----
interest on any Assets, except to the extent (i) required or permitted incident to the exploration, operation or development of the Assets and the business of the Company pursuant to this Section 8.1 or (ii) required or evidenced by any contract or agreement required to be disclosed pursuant to Section 4.1(n).

     (c)  Operation of Assets.  The Company shall:
          -------------------

          (1) cause the Assets to be maintained and operated in the ordinary course of business in accordance with the Company's past practices (including the repair or replacement of damaged, destroyed, obsolete, depreciated, non-working or non-economical items of equipment or other personal property without regard to the limitation of Section 8.1(c)(3) below), maintain insurance now in force with respect to the Assets, and pay or cause to be paid all costs and expenses in connection therewith promptly when due;

          (2) cause, or in the event the Company is not operator, use reasonable efforts to cause, the Assets to be maintained and operated in material compliance with all Laws;

          (3) (a) not commit to participate in the drilling of any new well or other new capital expenditure on the Assets the projected cost of which (net to the Company's interest and without consideration of any cost overruns) is in excess of $500,000 in any single instance, or (b) elect to become a nonconsenting party with respect to any operation or capital expenditure proposed by a third Person if the projected cost of such operation or capital expenditure (net to the Company's interest and without consideration of any cost overruns) is in excess of $500,000 in any single instance, or if the Company's election not to participate in such operation or capital expenditure would cause a permanent forfeiture of any Well or Unit valued in excess of $500,000 in the Property Schedule, in both cases without the advance written consent of Buyer, which consent shall not be unreasonably withheld and which consent or non-consent must be given by Buyer within the lesser of (x) ten (10) days of Buyer's receipt of the notice from Seller or the Company or (y) one-half (2) of the applicable notice period within which the Company is contractually obligated to respond to third parties to avoid a deemed election by the Company regarding such operation or capital expenditure (provided Seller or the Company promptly gives such notice to Buyer after Seller or the Company receives it), as specified in Seller's or the Company's notice to Buyer requesting such consent which notice shall set forth the Company's recommendation as to whether the Company should participate in such operation or capital expenditure; provided that, failure by Buyer to respond within the aforesaid applicable period shall constitute Buyer's approval of the recommendation of the Company set forth in such notice with respect to such operation or capital expenditure;

          (4) maintain and keep the Assets in full force and effect, except where such failure is due to (i) the failure to pay a delay rental, royalty, shut in royalty or other payment by mistake or oversight (including the Company's negligence) unless caused by the Company's gross negligence or willful misconduct, or (ii) the failure to participate in an operation due to the express or deemed nonconsent of Buyer; and

          (5) use reasonable diligence to maintain its relationships with suppliers, customers and others having material business relations with the Company with respect to the Assets so that they will be preserved for Buyer on and after the Closing Date.

     (d)  Contracts and Agreements.  The Company shall not:
          ------------------------

          (1) grant or create any Preference Right or Transfer Requirement with respect to the Assets except (i) in connection with the performance by the Company of an obligation or agreement existing on the date hereof or pursuant to this Agreement or (ii) in connection with the acquisition of Assets after the Effective Time if granting or creating such Preference Right or Transfer Requirement is a condition of such acquisition;

          (2) enter into any oil, gas or other hydrocarbon sales, exchange, processing or transportation contract with respect to the Assets having a term in excess of one year which is not terminable without penalty on notice of ninety (90) days or less; or

          (3) voluntarily relinquish the Company's position as operator with respect to any of the Assets.


     Section 8.2  Qualifications on Conduct.
                  -------------------------

     (a)  Emergencies; Legal Requirements.  Seller or the Company may take (or
          -------------------------------
not take, as the case may be) any of the actions mentioned in Section 8.1 above if reasonably necessary under emergency circumstances (or if required or prohibited (as the case may be) pursuant to Law) and provided, Buyer is notified as soon thereafter as practicable.

     (b)  Non-Operated Properties.  If the Company is not the operator of a
          -----------------------
particular portion of the Assets, the obligations of the Company in Section 8.1 above with respect to such portion of the Assets which have reference to operations or activities that pursuant to existing contracts are carried out or performed by the operator, shall be construed to require only that the Company use reasonable diligence (without being obligated to incur any expense or institute any cause of action) to cause the operator of such portion of the Assets to take such actions or render such performance within the constraints of the applicable operating agreements and other applicable agreements.

     (c)  Certain Operations.
          ------------------

          (1) Should the Company not wish to pay any lease rental or other payment or participate in any reworking, deepening, drilling, completion, equipping or other operation on or with respect to any well or other Well or Unit which may otherwise be required by Section 8.1 above, the Company shall give Buyer written notice thereof at least fifteen (15) days prior to the date such rental or other payment is due or, in the case of an operation, promptly after the Company receives notice of such proposed operation from the operator of such property (or if the Company is the operator, at the same time the Company gives or is required to give notice of such proposed operation to the non-operators of such property). The Company shall not be obligated to make any such payment or to elect to participate in any such operation which the Company does not wish to make or participate in unless the Company receives from Buyer, within a reasonable time prior to the date when such payment or election is required to be made by the Company, (a) the written election and agreement of Buyer
     (i) to require the Company to take such action and (ii) to pay all costs and expenses of the Company with respect to such lease rental or other payment or such operation and (b) the funds necessary for such payment or operation as contained in the applicable AFE therefor or estimated by the Company. Notwithstanding the foregoing, the Company shall not be obligated to pay any lease rental or other payment or to elect to participate in any operation if the operator of the property involved recommends that such action not be taken.

          (2) If a notice delivered to Buyer pursuant to Section 8.1(c)(3) sets forth a recommendation that the Company participate in an operation or capital expenditure the failure in which to participate will cause the forfeiture of all or any portion of a Subject Interest (or any interest in production attributable thereto) and the Buyer timely notifies Seller that it does not desire the Company to participate in same, then the resulting forfeiture shall not be a Title Defect nor shall the Subject Interest affected be a Title Defect Property for purposes of this Agreement.

     Section 8.3   Public Announcements.  Prior to the Closing Date, no party
                   --------------------
hereto will issue, or permit any agent or Affiliate of it to issue, any press releases or otherwise make, or cause any agent or Affiliate of it to make, any public statements with respect to this Agreement and the transactions contemplated hereby without first providing a copy to the other party and allowing them the opportunity to comment on such press release or statement, except where such release or statement is deemed in good faith by the releasing party to be required by Law or under the rules and regulations of any stock exchange on which the shares of such party or any of its Affiliates are listed. In each case to which such exception applies, the releasing party will use reasonable diligence to provide a copy of such release or statement to the other party prior to releasing or making the same.

     Section 8.4   Actions by Parties.  Each of the parties agrees to use
                   ------------------
reasonable diligence to satisfy the conditions to Closing set forth in Article IX and to refrain from taking any action within its control which would cause a breach by such party of a representation or warranty set forth herein; provided, however, that neither Seller nor any Affiliate of Seller (other than the Company) shall be required to expend any funds or incur any costs to prevent or cure a breach of the representations and warranties set forth in Section 4.1 with respect to the Company.

     Section 8.5   Further Assurances.  Seller and Buyer each agrees that from
                   ------------------
time to time after the Closing Date, each of them will execute and deliver or cause their respective Affiliates (including the Company) to execute and deliver such further instruments, and take (or cause their respective Affiliates, including the Company, to take) such other action, as may be necessary to carry out the purposes and intents of this Agreement.

     Section 8.6   Records and Record Keeping System.  Buyer agrees to maintain
                   ---------------------------------
(or cause the Company to maintain) the Company Records until the fifth anniversary of the Closing Date (or for such longer period of time as Seller shall advise Buyer (or the Company) is necessary in order to have Company Records available with respect to open years for tax audit purposes), or, if any of the Company Records pertain to any claim or dispute pending on the fifth anniversary of the Closing Date, Buyer shall maintain any of the Company Records designated by Seller until such claim or dispute is finally resolved and the time for all appeals has been exhausted. In addition, Buyer agrees to maintain (or cause the Company to maintain) the financial record keeping system (including the computer system) relating to the Company and Assets which exists on the Closing Date (the "Record Keeping System") for a period of six months from the Closing Date. Buyer shall provide (or cause the Company to provide) Seller and its representatives reasonable access at reasonable times to and the right to copy all or any portion of the Company Records and the Record Keeping System (at Seller's sole expense) for the purposes of (i) preparing and delivering any accounting provided for under this Agreement and adjusting, prorating and settling the charges and credits provided for in this Agreement,
(ii) complying with any Law affecting Seller's interest in the Company Shares or the Company's interest in the Assets prior to the Closing Date, (iii) preparing any audit of the books and records of any third party relating to Seller's interest in the Company Shares or the Company's interest in the Assets prior to the Closing Date, or responding to any audit prepared by such third parties,
(iv) preparing Tax Returns, (v) responding to or disputing any Tax audit or (vi) asserting, defending or otherwise dealing with any claim or dispute under this Agreement or with respect to the Company or the Assets.

     Section 8.7   Maintenance of Indemnification Provisions.  In addition to
                   -----------------------------------------
and without limiting the Company's and Buyer's respective obligations under Articles XII and XIII, from and after the Closing Date, Buyer shall indemnify (or shall cause Company and its successors and assigns to indemnify) and hold harmless each present and former director and officer of the Company as to all claims, actions, suits, proceedings, or investigations arising out of or pertaining to matters existing or occurring at or prior to the Closing Date to the extent provided in the Company's certificate of incorporation and bylaws (or similar governing documents) as in effect on the date hereof (to the extent consistent with Law), which provisions shall survive the Closing Date and shall continue in full force and effect for a period of not less than five years from the Closing Date with respect only to the officers and directors of the Company as of and prior to the Closing; Buyer shall not amend (or shall cause Company and its successors and assigns not to amend) those provisions for such period to the extent such amendment would affect the Company's indemnity obligations under this Section 8.7 with respect to the period at or prior to the Closing Date; and Buyer shall advance (or shall cause Company and its successors and assigns) to advance expenses to each person indemnified hereunder to the fullest extent permitted by Law and required by such certificate of incorporation and bylaws (or similar governing documents). If any claim or claims are asserted or made as to matters subject to the foregoing indemnity provisions within such five year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition thereof. Buyer shall take all steps necessary to assure the Company's compliance with the foregoing covenants. This
Section 8.7 shall not prevent the dissolution, merger or reorganization of the Company provided the indemnification obligations in this Section 8.7 are carried forward to the Company's successor by merger or reorganization or are adequately provided for in the event of a dissolution.

     Section 8.8   Minimum Net Worth.  In addition to and without limiting the
                   -----------------
Company's and Buyer's respective obligations under Section 8.7 and Articles XII and XIII, from and after the Closing Date, Buyer agrees to cause Company and its successors and assigns to maintain a minimum net worth of not less than 50% of the net worth of the Company as of the Effective Time during the term of the Employee Benefits Trust Agreement provided for under Section 7.2(b).

     Section 8.9   Company Obligations.  From and after Closing, Buyer agrees to
                   -------------------
cause the Company to perform and comply with each of the actions and obligations required or stipulated in this Agreement to be performed or complied with by the Company and not to take any action which would prevent such performance and compliance by the Company; provided that, without limiting the representations, warranties, covenants and agreements of the Buyer which are set forth in other Sections of this Agreement or releasing the Buyer or any Affiliate of Buyer from any duty, obligation or requirement under the Uniform Fraudulent Transfer Act or any other Law, neither Buyer nor any Affiliate of Buyer (other than the Company) shall be required to contribute any capital to the Company by virtue of Buyer's obligations under this Section.

     Section 8.10  Unobtained Consents.  Seller agrees to provide all Unobtained
                   -------------------
Consents to Buyer on the Closing Date.

     Section 8.11  Financial Statements and Reports.  From time to time
                   --------------------------------
following the execution of this Agreement, Buyer shall provide Seller with written notice identifying any financial and other information specifically related to the Company that are in Seller's possession or under its control and that Buyer reasonably believes it will need before or after the Closing. Seller will use its reasonable best efforts to provide Buyer, at Buyer's expense, with copies of the material requested at or prior to Closing, and will cooperate with Buyer, at Buyer's expense, in connection with furnishing any additional financial and other information that are in Seller's possession or under its control specifically concerning the Company that Buyer may reasonably request from Seller within one year following Closing that Buyer reasonably needs to prepare its financial statements, tax returns, or reports or registrations required by federal or state securities laws. In addition, Seller will provide Buyer at the Closing with written authorization for Seller's accountants to release to Buyer, at Buyer's expense, any such information concerning the Company needed to prepare Buyer's financial statements, tax returns or reports or registrations required by federal or state securities laws. Seller shall also obtain and provide to Buyer at Closing a covenant of any successor to Seller or substantially all assets of Seller that the successor will comply in full with this Section 8.11, as if the successor were the Seller, for a period of one year from the date of the Closing.

     Section 8.12  Salary Continuation and Other Employee Benefits.  On or
                   -----------------------------------------------
before the Closing Date, Seller shall provide Buyer with copies of documentation reasonably satisfactory to Buyer that any payments provided under the Employee Benefits Trust Agreement to any employee of the Company by reason of the termination of his or her employment during the term of the Employee Benefits Trust Agreement include, and are not in addition to, severance pay and insurance benefits payable under any employment agreement with such employee or under the two letters referred to in Section 7.2(b). Nothing in this Section 8.12 or elsewhere in this Agreement, including without limitation the Employee Benefits Trust Agreement, shall limit or otherwise affect the Company's obligations under the terms of any employment agreement disclosed in Schedule 4.1(r) with respect to matters other than the payment of such severance pay and insurance benefits.

     Section 8.13  Targeted Incentive Plan.  The Seller shall provide the
                   -----------------------
Company with funds to make all payments to employees of the Company required under Seller's Targeted Incentive Plan. The Company shall make all such payments prior to Closing. In addition, prior to or at the Closing, Seller shall provide evidence reasonably satisfactory to Buyer (i) that Seller has provided the Company with all funds necessary to make all payments to employees of the Company required under Seller's Targeted Incentive Plan and (ii) that the Company has made all such payments.

     Section 8.14. Approval by Buyer's Shareholders.  If Buyer determines that
                   --------------------------------
approval of its shareholders is required in connection with the transactions contemplated by this Agreement, Buyer may extend the Closing Date for up to 30 days after October 31, 1999, provided that (i) the approval by Buyer's shareholders shall not be a condition to closing; and (ii) in no event shall the Closing Date be extended by reason of this Section 8.14 beyond the date agreed to by Seller in an agreement to be entered into concerning a sale or merger of Seller as the target date for closing such sale or merger.

     Section 8.15  Excess Parachute Payments.   The Seller shall be responsible
                   -------------------------
for and shall make all payments to employees of the Company that are "Excess Parachute Payments" within the meaning of Code Section 280G and that are attributable to the vesting of options of the

Seller, and shall be entitled to claim the deduction therefor. The Purchase Price shall be adjusted downward at the Closing by an amount equal to the amount of any loss of deduction for "Excess Parachute Payments" made to any employees of the Company, calculated for each employee of the Company and totaled for all employees, and borne by the Company calculated as follows at the Closing:

   (Company Obligations under the Employee Benefits Trust and
  Employment Agreements (Related to Payments in Lieu of Notice)      x    "Excess Parachute Payment"
  --------------------------------------------------------------
                   Total Parachute Payment)

      Multiplied by an assumed combined federal and state income Tax rate of 40%.

An example of this calculation for an individual employee using estimated figures available on the date hereof is attached hereto as Schedule 8.15.


                                   ARTICLE 9
                              CLOSING CONDITIONS
                              ------------------

     Section 9.1   Seller's Closing Conditions.  The obligation of Seller to
                   ---------------------------
proceed with the Closing contemplated hereby is subject, at the option of Seller, to the satisfaction on or prior to the Closing Date of all of the following conditions:

     (a)  Representations, Warranties and Covenants. The (1) representations and
          -----------------------------------------
warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, and (2) covenants and agreements of Buyer to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects; provided however, for purposes of this Section 9.1(a), in determining whether this condition has been satisfied, any such representation, warranty, covenant or agreement of Buyer contained in this Agreement which is qualified by materiality shall be read and interpreted as if such qualification was not included therein (it being the intent of the parties not to apply a double materiality threshold in determining the satisfaction of this condition).

     (b)  Officer's Certificate.  Seller shall have received a certificate dated
          ---------------------
as of the Closing Date, executed by a duly authorized officer of Buyer, to the effect that to such officer's knowledge the conditions set forth in subsection
(a) of this Section 9.1 have been satisfied.

     (c)  Closing Documents.  On or prior to the Closing Date, Buyer shall have
          -----------------
delivered, or be standing ready to deliver at Closing, all agreements, instruments and other documents required to be delivered by Buyer pursuant to
Section 10.3.

     (d)  No Action.  On the Closing Date, no suit, action or other proceeding
          ---------
(excluding any such matter initiated by Seller or any of its Affiliates) shall be pending or threatened before any court or governmental agency or body of competent jurisdiction seeking to enjoin or restrain the consummation of the Closing or recover damages from Seller or any Affiliate of Seller resulting therefrom.

     (e)  Opinion of Counsel.  Buyer shall have delivered to Seller the written
          ------------------
opinion of counsel to Buyer, dated as of the Closing Date, which counsel shall be reasonably acceptable to Seller, substantially in the form attached hereto as
Exhibit 9.1(e).

     (f)  Adjustments.  The sum of (i) the reductions in the Purchase Price on
          -----------
account of the aggregate (net) amount of all Environmental Defect Amounts and Title Defect Amounts, and (ii) the aggregate amount of Environmental Defect Amounts and Title Defect Amounts claimed by Buyer with respect to unresolved Deferred Adjustment Claims shall not exceed $3,000,000.

     (g)  Seller Shareholder Approval.  The transactions provided for under this
          ---------------------------
Agreement shall have been approved by Seller's shareholders, provided that Seller may waive this condition based on Seller having obtained an opinion of Delaware counsel to the effect that such approval is not required under the General Corporation Law of Delaware, which opinion shall be from a firm and in a form and substance reasonably satisfactory to Buyer and Buyer's counsel.

     Section 9.2   Buyer's Closing Conditions.  The obligation of Buyer to
                   --------------------------
proceed with the Closing contemplated hereby is subject, at the option of Buyer, to the satisfaction on or prior to the Closing Date of all of the following conditions:

     (a)  Representations, Warranties and Covenants. (1) The representations and
          -----------------------------------------
warranties of Seller contained in this Agreement (i) which contain a Material Adverse Effect qualifier shall be true and correct on and as of the Closing Date as though made as of the Closing Date and (ii) which do not contain a Material Adverse Effect qualifier shall be true and correct in all material respects on and as of the Closing Date as though made as of the Closing Date, and (2) the covenants and agreements of Seller to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects.

If the Seller breaches any of the representations and warranties of the Seller contained herein, which breaches individually would not have a Material Adverse Effect, but that in the aggregate would exceed $1,000,000 (an "Aggregate Material Adverse Effect"), on or before the Closing Date, the Buyer may notify the Seller of such Aggregate Material Adverse Effect, and Seller shall have right to (x) extend the Closing Date by no more than ten days and cure the breaches underlying the Aggregate Material Adverse Effect to the satisfaction of the Buyer within such ten-day period or (y) reduce the Purchase Price by the estimated amount of such Aggregate Material Adverse Effect, it being understood by the parties that if the Seller (x) cures such breaches to the satisfaction of the Buyer within such ten-day period or (y) adjusts the Purchase Price accordingly, the Buyer shall not have the right to terminate this Agreement under this Section 9.2(a). Notwithstanding the foregoing, for purposes of determining whether breaches of Seller's representations and warranties have an "Aggregate Material Adverse Effect," any breaches of any single representation and warranty which have an adverse effect on the value of the Company of $200,000 or less will be treated as having a value of zero. In addition, Buyer agrees to use diligent efforts to notify Seller of any asserted breach of Seller's representations and warranties as soon as reasonably possible so that Seller, at its option, can attempt to cure such asserted breaches.

     (b)  Officer's Certificate.  Buyer shall have received a certificate dated
          ---------------------
as of the Closing Date, executed by a duly authorized officer of the Seller and the Company, to the effect that to such officers' knowledge the conditions set forth in subsection (a) of this Section 9.2 have been satisfied.

     (c)  Closing Documents.  On or prior to the Closing Date, Seller shall have
          -----------------
delivered, or be standing ready to deliver at the Closing, all agreements, instruments and documents required to be delivered by Seller pursuant to Section 10.2.

     (d)  No Action.  On the Closing Date, no suit, action or other proceeding
          ---------
(excluding any such matter initiated by Buyer or any of its Affiliates) shall be pending or threatened before any court or governmental agency or body of competent jurisdiction seeking to enjoin or restrain the consummation of the Closing or recover damages from Buyer or any Affiliate of Buyer resulting therefrom.

     (e)  Opinion of Counsel.  Seller shall have delivered to Buyer the written
          ------------------
opinion of counsel to Seller, dated as of the Closing Date, which counsel shall be reasonably acceptable to Buyer, substantially in the form attached hereto as
Exhibit 9.2(e).

     (f)  Adjustments.  The sum of (i) the reductions in the Purchase Price on
          -----------
account of the aggregate (net) amount of all Environmental Defect Amounts and Title Defect Amounts, and (ii) the aggregate amount of Environmental Defect Amounts and Title Defect Amounts claimed by Buyer with respect to unresolved Deferred Adjustment Claims shall not exceed $3,000,000.

     Section 9.3   Regulatory Approvals.  If Buyer or Seller determines that
                   --------------------
approval of a Governmental Authority is required to permit the Company or Buyer to continue to use any governmental permits with respect to the Assets or the Company after Closing, Buyer and Seller shall, as promptly as practicable after the date of this Agreement, cooperate in filing the required applications and notices with the appropriate Governmental Authorities seeking authorization to confirm the Company's continued right to use such permits or to transfer or assign such permits to Buyer (the "Regulatory Approvals") as necessary. To the extent assignable and assignment to Buyer is necessary in the foregoing context, Seller will cause the Company to assign such permits to Buyer at the Closing. Each party agrees to use reasonable diligence to obtain the Regulatory Approvals and the parties agree to cooperate fully with each other and with all Governmental Authorities to obtain the Regulatory Approvals at the earliest practicable date.

     Section 9.4   Deferred Adjustment Claims Extension.  Notwithstanding
                   ------------------------------------
Section 9.2(f), if Buyer elects not to proceed with the Closing as a result of the non-satisfaction of the condition set forth in Section 9.2(f) and such condition would have been satisfied but for the amount of Environmental Defect Amounts and Title Defect Amounts claimed by Buyer with respect to unresolved Deferred Adjustment Claims, Seller may elect to delay the Closing until the tenth Business Day following the date when a sufficient amount of such Deferred Adjustment Claims have been resolved pursuant to Section 6.5 to determine that the condition set forth in Section 6.5 has been satisfied or has not been satisfied. A Deferred Adjustment Claim will be deemed resolved pursuant to
Section 6.5 when a final and binding written decision of the board of arbitrators is made with respect thereto in accordance with the Arbitration Procedures.

     Section 9.5   Failure to Disclose.  The breach by Seller of its obligation
                   -------------------
to give notice to Buyer under Section 4.1(cc) and the breach by Buyer of its obligation to give notice to Seller under Section 4.2(j) shall not constitute a failure of the conditions to Closing under Sections 9.1 and 9.2. From and after Closing, neither Buyer nor Seller shall have any obligation or liability under this Agreement or in connection with the transaction contemplated in this Agreement for any breach of a representation or warranty by such party prior to Closing by reason of any fact or facts of which the other party had knowledge prior to Closing if and to the extent such other party breached its obligation to give notice of such fact or facts to the other party pursuant to Section 4.1(cc) or 4.2(j), as applicable. From and after Closing, this Section 9.5 shall constitute the sole remedy of Buyer and Seller for the other party's breach of Section 4.1(cc) or 4.2(j), as the case may be.


                                  ARTICLE 10
                                    CLOSING
                                    -------

     Section 10.1  Closing.  The Closing shall be held on the Closing Date at
                   -------
10:00 a.m., Mountain time, at the offices of the Company, Denver, Colorado, or at such other time or place as Seller and Buyer may otherwise agree in writing.

     Section 10.2  Seller's Closing Obligations.  At Closing, Seller shall
                   ----------------------------
execute and deliver, or cause to be executed and delivered, to Buyer the following:

     (a) The stock certificates representing all Company Shares, endorsed in blank or accompanied by duly executed assignment documents;

     (b)  The officer's certificate referred to in Section 9.2(b);

     (c)  The legal opinion referred to in Section 9.2(e);

     (d) Resignations or terminations of the officers and directors of the Company from their status as officers or directors effective as of the Closing that are requested by Buyer at least two Business Days prior to the Closing Date; and

     (e) A non-foreign affidavit, as such affidavit is referred to in Section 1445(b)(2) of the Code, in form attached hereto as Exhibit 10.2(e), dated as of the Closing Date.

     Section 10.3  Buyer's Closing Obligations.  At Closing, Buyer shall (i)
                   ---------------------------
deliver, or cause to be delivered, the Closing Payment to Seller in immediately available funds to the bank account as provided in Section 3.2 and (ii) execute and deliver, or cause to be executed and delivered, to Seller the following:

     (a)  The officer's certificate of Buyer referred to in Section 9.1(b);

     (b)  The legal opinion referred to in Section 9.1(e); and

     (c) An Assumption Agreement executed by each officer of the Company whose resignation or termination is not requested by Buyer pursuant to Section 10.2(d), in the form attached hereto as Exhibit 10.3(d).


                                  ARTICLE 11
                                   SURVIVAL
                                   --------

     Section 11.1  Survival.  Except as provided in this Section 11.1, no
                   --------
representations, warranties, covenants and agreements made herein shall survive the Closing. Each representation, warranty, covenant and agreement made herein shall terminate and cease to be of further force and effect as of the Closing or such later date after Closing as is expressly stipulated in this Section 11.1 for the survival thereof. Following the Closing or such later date stipulated in this Section 11.1 for the survival thereof, such representation, warranty, covenant or agreement shall not form the basis for or give rise to any claim, demand, cause of action, counterclaim, defense, damage, indemnity, obligation or liability which is asserted, claimed, made or filed following the Closing or such later date stipulated for survival. It is expressly agreed that the terms and provisions of Sections 5.3, 5.5, 6.5, 7.1, 7.2, 8.5, 8.6, 8.7, 8.8, 8.9,
8.11, 8.13 and 9.5, Articles VI, XI, XII, XIII and XV, and Buyer's indemnity and hold harmless of the Seller Indemnified Parties under Sections 5.1 and 5.4 shall survive the Closing indefinitely or for such shorter period of time as may be stipulated in such provisions. In addition, the definitions set forth in Appendix A to this Agreement or in any other provision of this Agreement which are used in the representations, warranties, covenants and agreements which survive the Closing pursuant to this Section 11.1 shall survive the Closing to the extent necessary to give operative effect to such surviving representations, warranties, covenants and agreements.

                                  ARTICLE 12
                                  LIMITATIONS
                                  -----------

     Section 12.1   Disclaimer of Warranties.  NOTWITHSTANDING ANYTHING
                    ------------------------
CONTAINED TO THE CONTRARY IN ANY OTHER PROVISION OF THIS AGREEMENT, IT IS THE EXPLICIT INTENT OF EACH PARTY HERETO THAT SELLER IS NOT MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, BEYOND THOSE REPRESENTATIONS OR WARRANTIES EXPRESSLY GIVEN IN THIS AGREEMENT, AND IT IS UNDERSTOOD THAT, SUBJECT TO SUCH EXPRESS REPRESENTATIONS AND WARRANTIES, BUYER TAKES THE COMPANY AND THE ASSETS "AS IS" AND "WHERE IS." WITHOUT LIMITING THE GENERALITY OF THE IMMEDIATELY PRECEDING SENTENCE, SELLER HEREBY (I) EXPRESSLY DISCLAIMS AND NEGATES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE, RELATING TO (A)THE CONDITION OF THE ASSETS (INCLUDING, WITHOUT LIMITATION, ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR OF CONFORMITY TO MODELS OR SAMPLES OF MATE, OR THE PRESENCE OR ABSENCE OF ANY HAZARDOUS MATE IN OR ON, OR DISPOSED OF OR DISCHARGED FROM, THE ASSETS) OR (B) ANY INFRINGEMENT BY SELLER OR ANY OF ITS AFFILIATES OF ANY PATENT OR PROPRIETARY RIGHT OF ANY THIRD PARTY, AND (II) NEGATES ANY RIGHTS OF BUYER UNDER STATUTES TO CLAIM DIMINUTION OF CONSIDERATION AND ANY CLAIMS BY BUYER FOR DAMAGES BECAUSE OF REDHIBITORY VICES OR DEFECTS, WHETHER KNOWN OR UNKNOWN, IT BEING THE INTENTION OF SELLER AND BUYER THAT THE ASSETS ARE TO BE ACCEPTED BY BUYER IN THEIR PRESENT CONDITION AND STATE OF REPAIR.

     Section 12.2   Damages.  NOTWITHSTANDING ANYTHING CONTAINED TO THE CONTRARY
                    -------
IN ANY OTHER PROVISION OF THIS AGREEMENT, SELLER AND BUYER AGREE THAT, EXCEPT AS PROVIDED IN SECTIONS 14.2 and 14.3, THE RECOVERY OF ANY DAMAGES SUFFERED OR INCURRED AS A RESULT OF ANY BREACH BY ANY PARTY OR THE COMPANY OF ANY OF ITS REPRESENTATIONS, WARRANTIES OR OBLIGATIONS UNDER THIS AGREEMENT SHALL BE LIMITED TO THE ACTUAL DAMAGES SUFFERED OR INCURRED (WHICH SHALL INCLUDE ANY INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES AWARDED AGAINST OR PAID BY THE INDEMNIFIED PARTY SEEKING INDEMNITY HEREUNDER TO ANY THIRD PERSON WHO IS NOT AFFILIATED WITH SUCH INDEMNIFIED PARTY) AS A RESULT OF THE BREACH BY THE BREACHING PARTY OF ITS REPRESENTATIONS, WARRANTIES OR OBLIGATIONS HEREUNDER AND IN NO EVENT SHALL THE BREACHING PARTY BE LIABLE TO THE NON-BREACHING PARTY OR ANY INDEMNIFIED PARTY FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES (INCLUDING, WITHOUT LIMITATION, ANY DAMAGES ON ACCOUNT OF LOST PROFITS OR OPPORTUNITIES OR LOST OR DELAYED PRODUCTION) SUFFERED OR INCURRED BY THE NONBREACHING PARTY OR ANY INDEMNIFIED PARTY AS A RESULT OF THE

BREACH BY THE BREACHING PARTY OF ANY OF ITS REPRESENTATIONS, WARRANTIES OR OBLIGATIONS HEREUNDER. This Section 12.2 shall operate only to limit a party's liability and shall not operate to increase or expand any contractual obligation of a party hereunder or cause any contractual obligation of a party hereunder to survive longer than provided in Section 11.1.

     Section 12.3   Plugging and Abandonment Obligations.  NOTWITHSTANDING
                    ------------------------------------
ANYTHING CONTAINED TO THE CONTRARY IN ANY OTHER PROVISION OF THIS AGREEMENT, IT IS EXPRESSLY AGREED FOR ALL PURPOSES OF THIS AGREEMENT THAT (I) THE PLUGGING AND ABANDONMENT OBLIGATIONS CONSTITUTE COMPANY LIABILITIES, (II) THE PLUGGING AND ABANDONMENT OBLIGATIONS SHALL NOT CONSTITUTE ENVIRONMENTAL CONDITIONS, ENVIRONMENTAL CLAIMS, OFFSITE ENVIRONMENTAL MATTERS, ENVIRONMENTAL LIABILITIES, ENVIRONMENTAL DEFECTS, OR ENVIRONMENTAL MATTERS, (III) SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO THE PLUGGING AND ABANDONMENT OBLIGATIONS, AND (IV) SELLER SHALL HAVE NO LIABILITIES OR OBLIGATIONS WITH RESPECT TO PLUGGING AND ABANDONMENT OBLIGATIONS.

     Section 12.4   Environmental Release.  From and after Closing, Buyer shall
                    ---------------------
have no rights to recovery or indemnification for Environmental Liabilities or any Environmental Matters under this Agreement or Law, and all rights or remedies which Buyer may have at or under Law with respect to any Environmental Liabilities or Environmental Matters are expressly waived. FROM AND AFTER CLOSING BUYER HEREBY AGREES, WARRANTS AND COVENANTS TO RELEASE, ACQUIT AND FOREVER DISCHARGE SELLER AND ALL SELLER INDEMNIFIED PARTIES FROM ANY AND ALL CLAIMS, DEMANDS AND CAUSES OF ACTION OF WHATSOEVER NATURE, INCLUDING WITHOUT LIMITATION ALL CLAIMS, DEMANDS AND CAUSES OF ACTION FOR CONTRIBUTION AND INDEMNITY UNDER STATUTE OR COMMON LAW, WHICH COULD BE ASSERTED NOW OR IN THE FUTURE AND THAT RELATE TO OR IN ANY WAY ARISE OUT OF ENVIRONMENTAL LIABILITIES OR ENVIRONMENTAL MATTERS. FROM AND AFTER CLOSING, BUYER, THE COMPANY AND ALL OTHER BUYER INDEMNIFIED PARTIES WARRANT, AGREE AND COVENANT NOT TO SUE OR INSTITUTE ARBITRATION AGAINST THE SELLER OR ANY SELLER INDEMNIFIED PARTY UPON ANY CLAIM, DEMAND OR CAUSE OF ACTION FOR INDEMNITY AND CONTRIBUTION THAT HAVE BEEN ASSERTED OR COULD BE ASSERTED FOR ANY ENVIRONMENTAL LIABILITIES OR ENVIRONMENTAL MATTERS.

                                  ARTICLE 13
                                INDEMNIFICATION
                                ---------------

     Section 13.1   Indemnification By Buyer.  From and after the Closing Date,
                    ------------------------
the Company shall pay, perform, fulfill and discharge all Company Liabilities. Buyer shall indemnify and hold harmless the Seller and all Seller Indemnified Parties (other than the Company), each of their respective past, present and future directors, officers, employees, consultants and agents, each of the Company's past and present (and, through the Closing, future) directors, officers, employees, consultants and agents), and each of the directors, officers, heirs, executors, successors and assigns of any of the foregoing (collectively, the "Seller Indemnified Parties") from and against any and all (i) Company Liabilities incurred by or asserted against any of the Seller Indemnified Parties, INCLUDING, WITHOUT LIMITATION, ANY COMPANY LIABILITY BASED ON NEGLIGENCE OR STRICT LIABILITY OF THE SELLER INDEMNIFIED PARTIES OR ANY OTHER THEORY OF LIABILITY, WHETHER IN LAW (WHETHER COMMON OR STATUTORY) OR EQUITY BUT NOT INCLUDING COMPANY LIABILITIES BASED ON GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE SELLER INDEMNIFIED PARTIES and (ii) subject to the limitations of Section 11.1 and Article XII, any Covered Liability resulting from, arising out of or on account of any breach, failure or nonfulfillment of any representation, warranty, covenant or agreement on the part of Buyer which is expressly set forth in this Agreement.

     Section 13.2   Third Party Claims.  If a claim by a third party is made
                    ------------------
against a Seller Indemnified Party, and if such party (the "Indemnified Party") intends to seek indemnity with respect thereto under Section 5.1, 5.4, 8.7, or 13.1, the Indemnified Party shall promptly furnish written notice to Buyer (the "Indemnitor"), of such claims. The Indemnitor shall have thirty (30) days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith; provided that the Indemnitor shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by such Indemnified Party, however, the fees and expenses of such counsel shall be borne by such Indemnified Party. So long as the Indemnitor, at Indemnitor's cost and expense, (1) has undertaken the defense of, and assumed full responsibility for all indemnified liabilities with respect to, such claim, (2) is reasonably contesting such claim in good faith, by appropriate proceedings, and (3) has taken such action (including the posting of a bond, deposit or other security) as may be necessary to prevent any action to foreclose a lien against or attachment of the property of the Indemnified Party for payment of such claim, the Indemnified Party shall not pay or settle any such claim. Notwithstanding compliance by the Indemnitor with the preceding sentence, the Indemnified Party shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the Indemnitor for such claim. If, within thirty (30) days after the receipt of the Indemnified Party's notice of a claim of indemnity hereunder, the Indemnitor does not notify the Indemnified Party that it elects, at Indemnitor's cost and expense, to undertake the defense thereof and assume full responsibility for all indemnified liabilities with respect thereto, or gives such notice and thereafter fails to contest such claim in good faith or to prevent action to foreclose a lien against or attachment of the Indemnified Party's property as contemplated above, the Indemnified Party shall have the right to contest, settle and/or compromise the claim and, to the extent the actions, if any, taken by the Indemnified Party in settling or compromising such claim are reasonable and in good faith, the Indemnified Party shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

     Section 13.3   Seller's General Liability Limitation.  Notwithstanding
                    -------------------------------------
anything herein provided to the contrary, Seller shall not have any liability to Buyer, any Affiliate of Buyer, the Company, any of their respective past, present and future directors, officers, employees, consultants and agents, or the directors, officers, heirs, executors, successors or assigns of any of the foregoing for any matter relating to the Company or arising in connection with the transactions covered by this Agreement, including without limitation Company Liabilities from and after the Closing, it being understood and agreed that all such liabilities will be resolved, settled and fully disposed of (or allowances made therefor) prior to Closing in accordance with the terms and conditions of this Agreement.


                                  ARTICLE 14
                      TERMINATION; REMEDIES; LIMITATIONS
                      ----------------------------------

     Section 14.1   Termination.
                    -----------

     (a)  Termination of Agreement.  This Agreement and the transactions
          ------------------------
contemplated hereby may be terminated at any time prior to the Closing:

          (1)  By mutual written consent of Seller and Buyer; or

          (2) If the Closing has not occurred by the close of business on March 31, 2000, then (i) by Seller if any condition specified in Section 9.1 has not been satisfied on or before such close of business, and shall not theretofore have been waived by Seller, or (ii) by Buyer if any condition specified in Section 9.2 has not been satisfied on or before such close of business, and shall not theretofore have been waived by Buyer, or if the transactions provided for under this Agreement have not been approved by Seller's shareholders and such condition has not been waived by Seller as provided in Section 9.1(g); provided, in each case, that the failure to consummate the transactions contemplated hereby on or before such date did not result from the failure by the party or parties seeking termination of this Agreement to fulfill any undertaking or commitment provided for herein on the part of such party or parties that is required to be fulfilled on or prior to Closing.

     (b)  Effect of Termination.  Without limiting Seller's and Buyer's
          ---------------------
respective remedies and rights in regard to the Deposit under Section 14.2, in the event of termination of this Agreement by Seller, on the one hand, or Buyer, on the other hand, pursuant to Section 14. l(a), written notice thereof shall forthwith be given by the terminating party or parties to the other party or parties hereto, and this Agreement shall thereupon terminate; provided, however, that following such termination Buyer will continue to be bound by its obligations set forth in Sections 5.1, 5.2 and 5.4. If this Agreement is terminated as provided herein all filings, applications and other submissions made to any Governmental Authority shall, to the extent practicable, be withdrawn from the Governmental Authority to which they were made.

     Section 14.2   Remedies.
                    --------

     (a)  Seller's Remedies.  Notwithstanding anything herein provided to the
          -----------------
contrary, upon the failure by Buyer to satisfy the conditions to Closing or the Closing obligations, as the case may be, set forth in (i) item (1) of clause (a) of Section 9.1 on account of breaches of the representations and warranties made by Buyer on and as of the date of this Agreement, (ii) item (2) of clause (a) of
Section 9.1, (iii) clause (b) of Section 9.1 on account of breaches of the representations and warranties made by Buyer on and as of the date of this Agreement or the failure by Buyer to satisfy the condition set forth in item (2) of clause (a) of Section 9.1, (iv) clause (e) of Section 9.1, or (v) clause (i) or (ii)(c) of Section 10.3 on or prior to the Closing Date, Seller, at its sole option, may (i) enforce specific performance of this Agreement or (ii) terminate this Agreement and, without waiving or releasing Buyer's obligations under Sections 5.1, 5.2 and 5.4, be paid the Deposit, together with all interest and other amounts earned thereon as liquidated damages, as Seller's sole and exclusive remedy for such failure, all other remedies being expressly waived by Seller. Seller and Buyer agree upon the Deposit amount together with all interest and other amounts earned thereon, as liquidated damages due to the difficulty and inconvenience of measuring actual damages and the uncertainty thereof, and Seller and Buyer agree that such amount is a reasonable estimate of Seller's loss in the event of any such failure by Buyer.

     (b)  Buyer's Remedies.  Notwithstanding anything herein provided to the
          ----------------
contrary, upon failure of the Seller to satisfy the conditions to Closing or the Closing obligations, as the case may be, set forth in (i) item (1) of clause
(a) of Section 9.2 on account of breaches of the representations and warranties made by Seller on and as of the date of this Agreement, (ii) item (2) of clause
(a) of Section 9.2, (iii) clause (b) of Section 9.2 on account of breaches of the representations and warranties made by Seller on and as of the date of this Agreement or the failure by Seller to satisfy the condition set forth in item
(2) of clause (a) of Section 9.2, (iv) clause (e) of Section 9.2, or (v) clauses
(a), (d) or (e) of Section 10.2 on or prior to the Closing Date, Buyer, at its sole option, may (i) enforce specific performance of this Agreement or (ii) terminate this Agreement and receive back the Deposit, together with all interest and other amounts earned thereon, as Buyer's sole and exclusive remedy for such failure, all other remedies being expressly waived by Buyer.

     Section 14.3    Break-Up Fee.  If, as of the Closing Date, Seller has
                     ------------
failed to obtain approval of this Agreement (and the transactions contemplated hereby) by the shareholders of Seller as required by Section 9.1(g) and this Agreement is thereafter terminated, Seller shall promptly (but in no event later than one business day after the occurrence of such event) pay to Buyer a fee in the amount of $1,500,000 and receive back the Deposit, together with all interest and other amounts earned thereon, which amounts shall be payable by wire transfer in immediately available funds to an account designated by Buyer. The parties hereto agree and acknowledge that the $1,500,000 break-up fee payable pursuant to this Section
14.3 is not a penalty, and represents the parties' efforts to reasonably estimate a fair compensation for the expenses that might be suffered by Buyer in the event the transactions contemplated by this Agreement shall not be consummated for the above reason.


                                  ARTICLE 15
                                 MISCELLANEOUS
                                 -------------

     Section 15.1   Counterparts.  This Agreement may be executed in one or more
                    ------------
counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

     Section 15.2   Governing Law; Jurisdiction; Process.
                    ------------------------------------

     (a) THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW RULES THAT WOULD DIRECT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION, EXCEPT TO THE EXTENT THAT IT IS MANDATORY THAT THE LAW OF ANOTHER JURISDICTION, WHEREIN OR ADJACENT TO WHICH THE ASSETS ARE LOCATED, SHALL APPLY.

     (b) SUBJECT TO THE ARBITRATION AGREEMENT SET FORTH IN SECTION 15.10, BUYER AND SELLER CONSENT TO PERSONAL JURISDICTION IN ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT IN ANY COURT, FEDERAL OR STATE, WITHIN THE CITY AND COUNTY OF DENVER, COLORADO, HAVING SUBJECT MATTER JURISDICTION AND WITH RESPECT TO ANY SUCH CLAIM, BUYER AND SELLER IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIM, OR ANY OBJECTION THAT BUYER OR SELLER MAY NOW OR HEREAFTER HAVE, THAT VENUE OR JURISDICTION IS NOT PROPER WITH RESPECT TO ANY SUCH LEGAL ACTION, SUIT OR PROCEEDING BROUGHT IN SUCH COURT IN THE CITY AND COUNTY OF DENVER, COLORADO, INCLUDING ANY CLAIM THAT SUCH LEGAL ACTION, SUIT OR PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND ANY CLAIM THAT BUYER OR SELLER IS NOT SUBJECT TO PERSONAL JURISDICTION OR SERVICE OF PROCESS IN SUCH CITY AND COUNTY OF DENVER, COLORADO FORUM.

     Section 15.3   Entire Agreement.  This Agreement (including the
                    ----------------
Confidentiality Agreement) and the Appendices, Schedules and Exhibits hereto contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein.

     Section 15.4   Expenses.  Buyer shall be responsible for (i) all transfer,
                    --------
stamp, documentary and similar Taxes imposed on the parties hereto with respect to the purchase and sale of the Company Shares contemplated pursuant to this Agreement and (ii) all recording, filing or registration fees for any assignment or conveyance delivered to Buyer under or pursuant to this Agreement. All other costs and expenses incurred by each party hereto in connection with all things required to be done by it hereunder, including attorney's fees, accountant fees and the expense of environmental and title examination, shall be borne by the party incurring same.

     Section 15.5   Notices.  All notices hereunder shall be sufficiently given
                    -------
for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, by United States Mail, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to Seller shall be addressed as follows:


                         Bonneville Pacific Corporation
                         50 West 300 South, Suite 300
                         Salt Lake City, Utah 84101
                         Attention: Clark M. Mower
                         Tel: (801) 363-2520 ext. 101
                         Fax: (801) 359-1735

                         with copies to:

                         Bonneville Pacific Corporation
                         50 West 300 South, Suite 300
                         Salt Lake City, Utah 84101
                         Attention: Steven H. Stepanek
                         Tel: (801) 363-2520 ext. 111
                         Fax: (801) 363-9557

                         and to:


                         Welborn Sullivan Meck & Tooley, P.C.
                         1775 Sherman Street, Suite 1800
                         Denver, Colorado 80203
                         Attention: John F. Meck
                         Tel: (303) 830-2500

                         Fax: (303) 832-2366

                         and through Closing to the Company at:

                         Bonneville Fuels Corporation
                         1660 Lincoln Street, Suite 2200
                         Denver, Colorado 80264
                         Attention: Jim Cable
                         Tel: (303) 863-1555 ext.217
                         Fax: (303) 863-1558

or at such other address and to the attention of such other Person as Seller may designate by written notice to Buyer. Notices to Buyer shall be addressed to:

                         CEC Resources Ltd.
                         1700 Broadway, Suite 1150
                         Denver, Colorado  80290
                         Attention:  Patrick R. McDonald
                         Tel: (303 860-1575
                         Fax: (303) 860-9128

                         with copies to:

                         Holland & Hart, L.L.P.
                         555 Seventeenth Street, Suite 3200
                         Denver, Colorado 80201-8749
                         Attention:  Dennis M. Jackson
                         Tel: (303) 298-8115
                         Fax: (303) 295-8261

or at such other address and to the attention of such other Person as Buyer may designate by written notice to Seller.

     Section 15.6   Successors and Assigns.  This Agreement shall be binding
                    ----------------------
upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by any party hereto except with the prior written consent of the other party hereto, which consent shall not be unreasonably withheld or delayed, and any such assignment shall be void and of no force or effect; provided, however, that
                                                    --------  -------
Buyer may assign this Agreement to any Affiliates of Buyer or of an entity providing equity financing to Buyer for the purchase of the Company Shares with prior notice to Seller, and in that event, that Buyer shall remain fully liable for all obligations of Buyer contained herein."

     Section 15.7   Amendments and Waivers.  This Agreement may not be modified
                    ----------------------
or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Any party hereto may, only by an instrument in writing, waive compliance by another party hereto with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

     Section 15.8   Appendices, Schedules and Exhibits.  All Appendices,
                    ----------------------------------
Schedules and Exhibits hereto which are referred to herein are hereby made a part hereof and incorporated herein by such reference.

     Section 15.9   Interpretation.  It is expressly agreed that this Agreement
                    --------------
shall not be construed against any party, and no consideration shall be given or presumption made, on the basis of who drafted this Agreement or any particular provision hereof or who supplied the form of Agreement. Each party agrees that it has been purposefully drawn and correctly reflects their understanding of the transaction that it contemplates. In construing this Agreement:

     (a) examples shall not be construed to limit, expressly or by implication, the matter they illustrate;

     (b) the word "includes" and its derivatives means "includes, but is not limited to" and corresponding derivative expressions;

     (c) a defined term has its defined meaning throughout this Agreement and each Appendix, Exhibit and Schedule to this Agreement, regardless of whether it appears before or after the place where it is defined;

     (d) each Exhibit and Schedule to this Agreement is a part of this Agreement, but if there is any conflict or inconsistency between the main body of this Agreement (including Appendices A and B which shall be considered part of the main body of this Agreement) and any Exhibit or Schedule, the provisions of the main body of this Agreement shall prevail; and

     (e) the headings and titles herein are for convenience only and shall have no significance in the interpretation hereof.

     Section 15.10  Arbitration.  It is agreed, as a severable and independent
                    -----------
arbitration agreement separately enforceable from the remainder of this Agreement, that if the parties hereto, the Company, the Indemnified Parties or their respective successors, assigns, heirs or legal representatives of any of the foregoing are unable to amicably resolve any dispute or difference arising under or out of, in relation to or in any way connected with this Agreement (whether contractual, tortious, equitable, statutory or otherwise) after endeavoring for a period of at least 30 days to resolve any such dispute through good faith negotiations among officers of the disputing parties (except as provided in Section 6.5 or with respect to arbitration instituted prior to Closing), such matter shall be finally and exclusively referred to and settled by arbitration under the Commercial Arbitration Rules of the American Arbitration Association pursuant and subject to the arbitration procedures set forth in the Arbitration Procedures; provided that, the foregoing shall not prevent Seller, the Company or their Affiliates from seeking specific performance, an injunction or other equitable relief with respect to their rights under the Confidentiality Agreement through judicial means in any jurisdiction. In the event of any conflict between the Commercial Arbitration Rules of the American Arbitration Association and the Arbitration Procedures, the Arbitration Procedures shall govern and control.

     Section 15.11  Agreement for the Parties' Benefit Only.  Subject to the
                    ---------------------------------------
limitations of this Section 15.11, Sections 5.1, 5.4, 6.5 and 8.7 and Article XIII are intended to benefit and to be enforceable by any of the Indemnified Parties thereunder as third party beneficiaries of this Agreement. Except for the limited rights of the Indemnified Parties, this Agreement is not intended to confer upon any Person not a party hereto any rights or remedies hereunder, and no Person, other than the parties hereto, is entitled to rely on any representation, warranty, covenant or agreement contained herein. Any Indemnified Party which is (i) an assignee of an Indemnified Party, (ii) a consultant or agent of an Indemnified Party, (iii) a director, officer, employee, consultant or agent of an assignee of an Indemnified Party, or (iv) a Person which is a director, officer, heir, executor, successor or assign of any Person in clauses (i), (ii) or (iii) above (a "Special Indemnitee") shall not be entitled to enforce this Agreement or any term hereof and shall be indemnified under the terms of this Agreement only to the extent that a party hereto elects to exercise such right of indemnity on behalf of such Special Indemnitee. No party hereto shall have any direct liability or obligation to any Special Indemnitee for any election or non-election or any act or failure to act under or in regard to any term of this Agreement. Any claim for indemnity hereunder on behalf of a Special Indemnitee must be made and administered by a party to this Agreement. Subject to the foregoing limitations on Special Indemnitees, any such third party beneficiary of this Agreement may only bring suit against the defaulting party or parties.

     Section 15.12  Attorneys' Fees.  The prevailing party in any legal
                    ---------------
proceeding brought under or to enforce this Agreement shall be additionally entitled to recover court costs, reasonable costs of arbitration and reasonable attorneys' fees from the nonprevailing party.

     Section 15.13  Severability.  If any term or other provision of this
                    ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     Section 15.14  No Recordation.  Without limiting any party's right to file
                    --------------
suit to compel arbitration to enforce its rights under this Agreement, Buyer and Seller expressly covenant and agree not to record or place of record this Agreement or any copy or memorandum hereof.

     Section 15.15  Time of Essence.  Time is of the essence in this Agreement.
                    ---------------
If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day which is a Business Day.

     IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the day first above written.


                              SELLER:

                              BONNEVILLE PACIFIC CORPORATION


Attest:_________________      By:______________________________
                              Name:  Clark M. Mower
                              Title: President and CEO



                              BUYER:

                              CEC RESOURCES LTD.


Attest:_________________      By:_____________________________
                              Name:  Patrick R. McDonald
                              Title: President



                           STOCK PURCHASE AGREEMENT

                          DATED AS OF AUGUST 11, 1999